As filed with the Securities Exchange Commission on February 28, 2007
File No. 333-135741

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
AMENDMENT NO. 6 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
Churchill Ventures Ltd.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-5113856
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

50 Revolutionary Road
Scarborough, New York 10510
(914) 762-2553
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth O’Connell
Chief Financial Officer
50 Revolutionary Road
Scarborough, New York 10510
(914) 762-2553
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________
Copies to:
Robert Steven Brown	Ann F. Chamberlain
Edward G. Reitler	Floyd I. Wittlin
Reitler Brown & Rosenblatt LLC	Bingham McCutchen LLP
800 Third Avenue, 21st Floor	399 Park Avenue
New York, New York 10022	New York, New York 10022-4689
Telephone:(212) 209-3050	Telephone: (212) 705-7000
Facsimile: (212) 371-5500	Facsimile: (212) 752-5378
rbrown@reitlerbrown.com	ann.chamberlain@bingham.com
ereitler@reitlerbrown.com	floyd.wittlin@bingham.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Churchill Ventures Ltd.
$100,000,000
12,500,000 Units

     Churchill Ventures Ltd. is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an unidentified operating business in the communications, media or technology industries. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

     This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

  one share of our common stock; and

  one warrant.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and [_______] [__], 2008 [one year from the date of this prospectus], and will expire on [_______] [__], 2011 [four years from the date of this prospectus], or earlier upon redemption.

     Our principal stockholder, Churchill Capital Partners LLC, has agreed to purchase from us an aggregate of 5,000,000 warrants at a price of $1.00 per warrant for an aggregate of $5,000,000 in a private placement prior to the completion of this offering. The warrants purchased in the private placement will be identical to those included in the units sold in this offering, except that these warrants will not be transferable or salable by Churchill Capital Partners LLC or its permitted transferees, subject to the exceptions described in this prospectus, until we complete a business combination, and will not be redeemable while held by Churchill Capital Partners LLC or its permitted transferees. In addition, commencing on the date when these warrants become exercisable, these warrants and the underlying common stock are entitled to registration rights.

     We have granted the underwriter a 30-day option to purchase up to 1,250,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net short position resulting from the initial distribution.

     There is presently no public market for our units, common stock or warrants. Our units have been approved for listing upon official notice of issuance on the American Stock Exchange under the symbol “CHV.U”. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) the exercise in full of the over-allotment option, subject in either case to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be traded on American Stock Exchange under the symbols CHV and CHV.W, respectively. We cannot assure you that our securities will be or continue to be listed on the American Stock Exchange.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)
Public offering price	$8.00	$100,000,000
Underwriting discount and commissions(2)	$0.56	$7,000,000
Proceeds, before expenses, to us	$7.44	$93,000,000

(1)

The underwriter has an option to purchase up to an additional 1,250,000 units at the public offering price, less the underwriting discount and commission, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriter exercises this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses to us, will be $110 million, $7.7 million, and $102.3 million, respectively. See “Underwriting.”

(2)

Includes deferred underwriting discount of $0.28 per unit, or $3.5 million ($3.85 million if the underwriter’s over-allotment option is exercised in full), which equals 3.5% of the gross proceeds of this offering and which the underwriter has agreed to defer until the consummation of our initial business combination. However, the underwriter has waived its right to the deferred underwriting discount with respect to those units held by public stockholders who vote against our initial business combination and who exercise their conversion rights with respect to the shares underlying the units. The underwriter will not be entitled to any interest accrued on the deferred underwriting discount. See “Underwriting.”

     Of the proceeds from this offering and the private placement described in this prospectus, approximately $8.00 per unit, or $100.0 million ($109.65 million if the underwriter’s over-allotment option is exercised in full), will be deposited into a trust account maintained by JPMorgan Chase Bank, NA as trustee.

     We are offering the units for sale on a firm-commitment basis. The underwriter expects to deliver our securities to investors in the offering on or about ____________, __, 2007.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Banc of America Securities LLC

The date of this prospectus is ______________, 2007.

__________________

SUMMARY

     This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and the related notes and schedules thereto. Unless otherwise stated in this prospectus:

  references to “we,” “us” or “our company” refer to Churchill Ventures Ltd.;

  unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option;

  references to a “business combination” mean our initial acquisition of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination in the communications, media or technology industries;

  references to the private placement refer to our private placement of warrants to purchase 5,000,000 shares of our common stock at a price of $1.00 per warrant to Churchill Capital Partners LLC, our principal stockholder, which will occur prior to the completion of this offering; and

  references to our public stockholders mean our stockholders who hold shares that were issued in this offering.

Our Company

     Churchill Ventures Ltd. is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an unidentified operating business in the communications, media or technology industries.

     Our management team, board of directors and advisory board have extensive experience in our target industries, as operating managers, investment professionals and dealmakers. We also have a deep history of international transactions and operations, including in Israel, the United States and Europe, along with substantial relationships and connections.

Our team includes seasoned investors and operators from the United States, Europe and Israel:

  Itzhak Fisher, executive Chairman and a Director, is the founder and former Chief Executive Officer of RSL Communications and the current Chairman of Nielsen BuzzMetrics;

  Chris Bogart, Chief Executive Officer and a Director, is the former Chief Executive Officer of Time Warner Cable Ventures and Executive Vice President of Time Warner Inc.;

  Elizabeth O’Connell, CFA, Chief Financial Officer and a Director, is a former telecom and technology investment banker at Credit Suisse First Boston and Citigroup/Salomon Brothers;

  Nir Tarlovsky, Executive Vice President, Business Development and a Director, served as Vice President, Business Development for RSL Communications and was a director of deltathree, Inc. and telegate AG and oversaw the operations of PSINet Europe;

  Shraga Brosh, Director, is the President of the Manufacturers’ Association of Israel, the Chairman of the Federation of Israeli Economic Organizations / Chambers of Commerce and the former Chairman of the Israel Export and International Cooperation Institute;

  Gerhard Weisschädel, Director, is the former Chief Executive Officer of Deutsche Telekom Media, a former Managing Director at Veronis Suhler Stevenson in London, and a partner at Invision AG, a Swiss private investment firm; and

  Tom Baxter, Special Advisor, is the former President of Time Warner Cable and Comcast Cable, the former Chief Executive Officer of Audible Inc. and a former operating partner at Evercore Partners.

     We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While management intends to utilize these criteria in evaluating business combination opportunities, no individual criterion is intended to be determinative to a decision to pursue a particular opportunity, and a particular business combination opportunity which management ultimately determines to pursue may not satisfy one or more of these criteria.

  Established businesses with cash flow.

  Proprietary acquisition opportunities.

  Competitive technology, media or communications platforms.

  Capacity to be an industry consolidator.

  Potential to enhance value through applied improvements.

     We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions. We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

     While our management team, board of directors and advisory board have significant operational and transaction experience on which we will draw to support the management team of the company we acquire, we do not intend to assume day-to-day operational management of our target business. Accordingly, we will either acquire a business with strong operating management, or we will install new management from our extensive network of operating managers.

     As of the date of this prospectus, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate with respect to effecting any potential business combination with our company.

     Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets (all of our assets, including the funds held in the trust account excluding the deferred underwriting discount and commission of $3.5 million or $3.85 million if the over-allotment option is exercised in full, less our liabilities) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. Such 80.0% refers to the total fair market value of the target business or businesses acquired by us. In the event that our initial business combination is structured such that we acquire less than 100% of the target business or businesses, the interest acquired by us must have a fair market value, individually or collectively, equal to at least 80.0% of our net assets. Our certificate of incorporation requires that we make an “acquisition” of “an operating business”. We will not present to stockholders for approval any business combination opportunity in which we would propose to acquire less than a majority of the outstanding voting securities of the target business or businesses. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as the following: comparative company analysis, including, without limitation, earnings, earnings before interest, taxes, depreciation, and amortization, revenue, equity, and assets; industry analysis based upon then current trends, historical growth, and other relevant industry statistics; forecasted financial data, such as sales, earnings, and cash flow; and other relevant indicia of value. In this connection, our board of directors shall prepare, or cause to be prepared on its behalf by third parties, a formal valuation and quantitative analysis in connection with any business combination opportunity to be presented to stockholders for approval.

     Our offices are located at 50 Revolutionary Road, Scarborough, New York 10510 and our telephone number is (914) 762-2553.

Private Placement

     Churchill Capital Partners LLC, beneficially owned by Messrs. Bogart, Fisher, Tarlovsky and Ms. O’Connell, has entered into an agreement with us to acquire warrants to purchase 5,000,000 shares of our common stock at a price of $1.00 per warrant for a total of $5 million in a private placement prior to completion of this offering. We refer to these warrants as sponsor warrants throughout this prospectus. The sponsor warrants will not be transferable or salable by Churchill Capital Partners LLC or its permitted transferees (except as described below) until we complete a business combination and will not be subject to redemption by the Company so long as they are held by Churchill Capital Partners LLC or its permitted transferees. Churchill Capital Partners LLC will be permitted to transfer sponsor warrants to members of our management team, but the transferees receiving such sponsor warrants must first agree to be subject to the same sale restrictions imposed on Churchill Capital Partners LLC. In addition, commencing on the date the sponsor warrants become exercisable, the sponsor warrants and the underlying common stock are entitled to registration rights. Except as set forth above, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

     The proceeds of the private placement will be held in the trust account pending our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then these funds will be part of the liquidating distribution to our public stockholders, and the warrants issued in the private placement will expire worthless.

The Offering

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of
common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock
and warrants	In no event will the common stock and warrants begin to trade sepa-
rately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a sec-
ond or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering
and the private placement	3,125,000 shares

Number to be outstanding after this
offering and the private placement	15,625,000 shares

Warrants:

Number outstanding before this offering
and the private placement	0 warrants

Number to be outstanding after this
offering and the private placement	17,500,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00; provided, however, that the holder of the warrant may elect to exercise the warrant on a “cashless” basis.

The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of an extraordinary dividend, a stock dividend, a stock split, a reclassification, or our recapitalization, reorganization, merger or con-
solidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants.

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business,
and

• __________, 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City local time, on
_________, 2011 [four years from the date of this prospectus] or ear-
lier upon redemption.

Redemption	We may redeem the outstanding warrants.

• in whole and not in part,

• at a price of $0.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for redemption of the warrants, for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable pre-
mium to the initial exercise price and to provide a sufficient degree of liquidity to cushion the market to our redemption call. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

Private placement	Churchill Capital Partners LLC, our principal stockholder, has agreed to acquire from us warrants to purchase 5,000,000 shares of our com-
mon stock at $1.00 per warrant, for a total of $5 million, in a private placement prior to the completion of this offering. We refer to these warrants as sponsor warrants throughout this prospectus. The sponsor warrants will not be transferable or salable by Churchill Capital
Partners LLC or its permitted transferees (except as described below)
until we complete a business combination and will not be subject to redemption by the Company so long as they are held by Churchill
Capital Partners LLC or its permitted transferees. In addition, com-
mencing on the date the sponsor warrants become exercisable, the sponsor warrants and the underlying common stock are entitled to reg-
istration rights. With those exceptions, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Churchill Capital Partners LLC will be permitted to transfer sponsor warrants to members of our management team, but the transferees receiving such sponsor warrants must first agree to be subject to the same sale restrictions imposed on Churchill Capital Partners LLC.

Churchill Capital Partners LLC is a limited liability company that is beneficially owned by Messrs. Bogart, Fisher, Tarlovsky and Ms.
O’Connell, who are our officers and directors. Churchill Capital
Partners LLC does not conduct any business other than serving as a holding company for the securities issued by us that are beneficially owned by these officers and directors and to provide administrative services to us.

The $5 million of proceeds from the private placement will be added to the proceeds of this offering and will be held in the trust account pend-
ing our completion of a business combination on the terms described in this prospectus. If we do not complete such a business combination, then these funds will be part of the liquidating distribution to our pub-
lic stockholders and the sponsor warrants issued in the private place-
ment will expire worthless.

Proposed American Stock Exchange
symbols for our:

Units	CHV.U

Common stock	CHV

Warrants	CHV.W

Offering and private placement proceeds to be
held in the trust account	$100.0 million, or approximately $8.00 per share, will be placed in a trust account maintained by JPMorgan Chase Bank, NA, pursuant to an agreement to be signed on the date of this prospectus. Interest accrued on the trust account (excluding $1.35 million of such interest which may be released to us to cover a portion of our operating expenses), net of taxes payable on such interest, will be distributed pro rata to the holders of our common stock sold in this offering if and when any dis-
tribution of the trust account is made to such holders (whether upon our dissolution and liquidation or upon exercise of their conversion rights in connection with a business combination) and, in the event of a business combination, any amount not distributed to investors who elect to convert their shares in connection with a business combination will be distributed to us for use in connection with the business combi-
nation or for general corporate purposes. The amount to be placed in the trust account includes the $5 million of proceeds from the private placement and $3.5 million of deferred underwriting discount ($3.85 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the $5 million of the proceeds from the private placement and the deferred underwriting discount is a bene-
fit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of (i) the completion of a business com-
bination and (ii) our dissolution and implementation of a plan for the distribution of our assets except there may be released to us from the trust account interest income earned on the trust account balance to pay any income taxes on such interest and up to $1.35 million of the inter-
est earned on the trust account may be released to us to cover a portion of our operating expenses. Therefore, except with respect to such inter-
est, unless and until a business combination is consummated, the pro-
ceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the proceeds of this offering not held in the trust account (initially
$950,000) and $1.35 million of interest earned on the trust account which may be released to us. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to for-
feit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combi-
nation in the allotted time and would be forced to dissolve.

The underwriter has agreed to defer $3.5 million of its underwriting discount, equal to 3.5% of the gross proceeds of this offering,
($3.85 million if the over-allotment option is exercised in full)
until the consummation of our initial business combination. Upon the consummation of an initial business combination, this deferred under-
writing discount (subject to a $0.28 per share reduction for public stockholders who vote against our initial business combination and exercise their conversion rights, as described below),
will be released to the underwriter out of the
proceeds of this offering held in the trust account maintained by
JPMorgan Chase Bank, NA acting as trustee. The underwriter will not be entitled to any interest accrued on the deferred underwriting discount.

Warrant proceeds paid to us	None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to the insiders	Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockhold-
ers, officers and directors and their respective affiliates other than:

• repayment upon the closing of this offering of a $240,000 interest-
free loan made by Churchill Capital Partners LLC, our principal stockholder, to cover offering expenses;

• payment of $7,500 per month to Churchill Capital Partners LLC, our principal stockholder, for office space and administrative serv-
ices; and

• reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

Stockholders must approve our initial
business combination	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our stockholders existing prior to this offering and all of our officers and directors have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a busi-
ness combination only if a majority of the shares of common stock voted by the public stockholders (including our existing stockholders who acquired shares of our common stock in the offering or in the after market) is voted in favor of the business combination and only if public stockholders owning less than 20.0% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stock-
holder’s shares for a pro rata share of the trust account. Such stock-
holder must have also exercised its conversion rights described below.

We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to approximately
19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Moreover, we will not propose a business combination to our stockholders that includes a provision reducing to below 20% the maximum number of shares sold
in this offering that can both vote against the business
combination and exercise their conversion rights as described below as we consider this as an obligation to our stockholders.
In addition, if we seek approval from our stockholders to consum-
mate a business combination more than 18 months after consummation of this offering, the proxy statement related to such business combina-
tion will also seek stockholder approval for our board’s recommended plan of dissolution and distribution in the event our stockholders do not approve such business combination.

Conversion rights for public stockholders
voting to reject a business combination	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, including the deferred underwriting discount and interest income
earned on the trust account (net of income taxes and up to $1.35 mil-
lion of the interest which may be released to us to cover a portion of our operating expenses). Public stockholders who convert their com-
mon stock into a pro rata share of the trust account will be paid promptly their conversion price following the consummation of our ini-
tial business combination and will continue to have the right to exercise any warrants they own. We estimate that the initial per share conversion price will be approximately $8.00 per share, which may be lower than the mar-
ket price of the common stock on the date of conversion. Accordingly, there may be a disincentive on the part of public stockholders to exer-
cise their conversion rights.

Dissolution and distribution of assets if no
business combination	We will promptly initiate procedures for our dissolution and the distri-
bution to our public stockholders of our assets, including the funds held in the trust account after paying or reserving for payment of our liabilities (from assets outside the trust account and, if necessary within the trust account), if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 24-month period). Pursuant to our amended and restated certificate of incorpora-
tion, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. We will seek stockholder approval for our dissolution and plan of distribution, but unless and until such approval is received, the funds held in the trust account will not be released. We cannot pro-
vide assurances that the distribution of our assets will occur within a specific timeframe.

Our amended and restated certificate of incorporation also provides that we must comply with Section 281(b) of the Delaware General
Corporation Law (“DGCL”). Section 281(b) requires us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent
10 years. The plan will also provide that after reserving amounts suffi-
cient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders.

We will seek stockholder approval for our dissolution and plan for the distribution of our assets. Upon the approval by our stockholders of our dissolution and plan for the distribution of our assets, we will liquidate our assets, including the trust account, and after reserving amounts suf-
ficient to cover our liabilities and obligations and the costs of dissolu-
tion and liquidation, distribute those assets solely to our public stockholders. However, we cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, because our amended and restated certificate of incorporation provides that we dis-
tribute our assets in accordance with Section 281(b) rather than
Sections 280 and 281(a), any such liability of our stockholders would extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, and have agreed to vote all of their shares in favor of our dissolution. We estimate that, in the event we liquidate the trust account, a public stock-
holder will receive approximately $8.00 per share, without taking into account net interest earned on the trust account, out of the funds in the trust account. We expect that all costs associated with implementing our dissolution and plan for the distribution of our assets, including payments to any creditors will be funded by the proceeds of this offer-
ing not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $8.00 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan for distribution will be in the range of $50,000 to
$75,000. This amount includes all costs and expenses relating to filing our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relat-
ing to the approval by our stockholders of our dissolution and plan for the distribution of our assets. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, Churchill Capital
Partners LLC has agreed to pay the costs of dissolution and liquidation in the event our remaining assets outside the trust account are insuffi-

cient to pay those costs. Churchill Capital Partners LLC is a newly-
formed entity and its sole source of capital is anticipated to be the repayment of the $240,000 made to us upon the consummation of this offering. As such, the Company believes that Churchill Capital Partners
LLC may have insufficient assets to pay these costs. Accordingly, in the event that Churchill Capital Partners LLC is unable to pay such costs, then Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell have agreed to pay such costs. In the event that these individuals fail to satisfy these obligations or assert that the obligations in question are not covered by such indemnification, we would commence appropriate litigation if doing so would be in the best interests of our stockholders, which is a decision that would be made by our board of directors based on its fiduciary duties as set forth under Delaware law.

In addition, if we seek approval from our stockholders to consummate a business combination more than 18 months after the consummation of this offering, the proxy statement related to such business combina-
tion will also seek stockholder approval for our dissolution, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been
extended, as provided in our amended and restated certificate of incor-
poration), our board will, prior to such date, convene, adopt and recom-
mend to our stockholders our dissolution and plan for the distribution of our assets, and on such date file a proxy statement with the SEC seeking stockholder approval for our dissolution and such plan.

Lock-up of securities	All of our existing stockholders have agreed that, subject to certain limited exceptions described under “Principal Stockholders” on page
50 of this prospectus, the shares they owned prior to the completion of this offering (but not the sponsor warrants purchased in the private placement by Churchill Capital Partners LLC) will not be transferable until one year from the date of the closing of the initial business com-
bination. The sponsor warrants purchased in the private placement will be subject to the same lock-up restrictions except that the lock-up period will end upon consummation of the initial business combina-
tion. Any transferee of securities will be subject to the same restrictions imposed on the existing stockholders.

Risks

     We are a newly formed company that has no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete the specific business combination, the costs incurred for the proposed transaction will not be recoverable. Such an event will result in a loss to us of the costs incurred and could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

     You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

     The following table summarizes the relevant financial data for our business and should be read with our financial statements, and the related notes and schedules thereto that are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(180,961)	97,464,625
Total Assets	$287,025	97,464,625
Total Liabilities	$272,400	—
Value of common stock which may be converted to cash ($8.00 per share)	0	19,990,000
Stockholders’ equity	$14,625	77,474,625

(1)

Includes the deduction of deferred underwriting discount equal to 3.5% of the gross proceeds from the sale of the units to the public stockholders, or $3.5 million ($3.85 million if the underwriter’s over-allotment option is exercised in full), which the underwriter has agreed to defer until the consummation of our initial business combination. However, the underwriter has waived its right to the deferred underwriting discount with respect to those units held by public stockholders who vote against our initial business combination and who exercise their conversion rights with respect to the shares underlying the units. The underwriter will not be entitled to any interest accrued on the deferred underwriting discount.

      The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the sale of sponsor warrants to purchase 5,000,000 shares of our common stock at $1.00 per sponsor warrant in the private placement.

     The working capital and total assets amounts include the $100.0 million (or $109.65 million if the underwriter’s over-allotment option is exercised in full) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus except there may be released to us from the trust account interest income earned on the trust account balance to pay any income taxes on such interest and up to $1.35 million of interest earned on the trust account to cover a portion of the operating expenses. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders, who, for this purpose, include our existing stockholders with respect to any shares purchased by them in this offering or in the after-market.

     We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite vote, we may effect a business combination even if public stockholders owning up to approximately 2,498,750 shares of the 12,500,000 shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to approximately 19.99% shares of the 12,500,000 shares sold in this offering, or up to approximately 2,498,750 shares of common stock, at an initial per-share conversion price of $8.00, without taking into account interest earned on the trust account (net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and taxes). The actual per-share conversion price will be equal to:

  the amount in the trust account including the deferred underwriting discount and the interest income earned on the trust account (net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of income taxes) as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS

     An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occurs our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, including as a result of the risks described below.

Risks Related To Our Business

We Are A Development Stage Company With No Operating History And, Accordingly,You Will Not Have Any Basis On Which To Evaluate Our Ability To Achieve Our Business Objective.

     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the communications, media or technology industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates nor have we engaged any agent or other representative to identify or locate suitable acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination.

If We Do Not Consummate A Business Combination, We Will Dissolve And Liquidate And Distribute The Trust Account. Our Public Stockholders May Receive Less Than $8.00 Per Share And Our Warrants Will Expire Worthless.

     Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below in this risk factor have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to continue for a longer period of time if it does not appear we will be able to consummate a business combination within the applicable time periods. Upon dissolution, after paying for or reserving for payment of our liabilities (from assets outside the trust account and, if necessary, within the trust account) we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, including the deferred underwriting discount and interest income earned on the trust account (net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of income taxes). The per-share distribution may be less than $8.00. If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account or interest income released for taxes or operating expenses, the initial per share liquidation price would be $8.00, assuming that amount was not further reduced by claims of creditors. We cannot assure you that the actual per share liquidation price will not be less than $8.00. Our existing stockholders have waived their rights to participate in any distribution with respect to their initial shares and have agreed to vote all shares they then own in favor of our dissolution and plan of distribution which we will present to our stockholders for vote. In the event that our board of directors recommends and our stockholders approve our dissolution and the distribution of our assets and it is subsequently determined that our reserves for claims and liabilities to third parties are insufficient, stockholders who receive funds from our trust account would be liable up to such amounts to creditors. Furthermore, there will be no distribution from the trust account with respect to our warrants which will expire worthless. We expect to pay the costs of our dissolution from our remaining assets outside of the trust account, and if there are insufficient assets available, our principal stockholder, Churchill Capital Partners LLC, has agreed to pay those costs, and in the event that Churchill Capital Partners LLC is unable to pay such costs, then Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell have agreed to pay such costs. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting A Business Combination—Plan Of Dissolution and Distribution Of Assets If No Business Combination.”

     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate that transaction within the permitted time period following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will remit the proceeds to our transfer agent for distribution to our public stockholders as part of our dissolution and plan of distribution. Concurrently, we intend to pay, or reserve for payment, from funds not held in the trust account, our liabilities and obligations. However, we cannot assure you that there will be sufficient funds for such purpose.

If The Proceeds Of This Offering Not Held In The Trust Account And The $1.35 Million Of Interest Earned On The Trust Account Which May Be Released To Us To Cover Our Operating Expenses Is Not Sufficient To Allow Us To Operate For At Least The Next 24 Months, We May Be Unable To Complete A Business Combination.

     We believe that, upon consummation of this offering, the funds available to us outside of the trust account and the $1.35 million of interest earned on the trust to be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in the trust account and the $1.35 million to be released to us to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in the trust account and the $1.35 million to be released to us as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You Will Not Be Entitled To Protections Normally Afforded To Investors Of Blank Check Companies.

     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5 million upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if were subject to Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business—Comparison To Offerings Of Blank Check Companies.”

If Third Parties Bring Claims Against Us, The Proceeds Held In The Trust Account Could Be Reduced And The Per-Share Price Received By Stockholders Upon Our Dissolution Could Be Less Than $8.00 Per Share.

     Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or that any such agreements, if executed, will be enforceable, and it is not a condition to our doing business with anyone. At this time, the Company has waiver agreements with (i) Itzhak Fisher, Christopher Bogart, Nir Tarlovsky, Elizabeth O’Connell, Thomas Baxter, Shraga Brosh and Gerhard Weisschädel pursuant to letter agreements with each of them, (ii) Churchill Capital Partners LLC pursuant to a letter agreement and the Warrant Purchase Agreement, (iii) Continental Stock Transfer & Trust Company pursuant to the Warrant Agreement and (iv) JPMorgan Chase Bank, NA pursuant to the Investment Management Trust Agreement. It is possible that the waivers obtained from each of the parties named above may be deemed unenforceable by operation of law. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders, and the per-share price upon our dissolution could be less than the initial $8.00 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account and net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses), due to claims of such creditors. However, if we are unable to complete a business combination and are forced to dissolve and distribute our assets, Messrs. Fisher, Bogart and Tarlovsky and Ms. O’Connell, who are our officers and directors, will be personally jointly and severally liable and Churchill Capital Partners LLC, a stockholder, will be liable, and have agreed to indemnify us, for any claim to the extent necessary to prevent any reduction in the assets held in trust or distributed to stockholders as a result of the claim. This indemnification applies to all claims of any type, without exception, and applies regardless of whether a waiver was executed by the claimant. Messrs. Brosh and Weisschädel, who are directors and stockholders, and Mr. Baxter, who is a member of the advisory board and a stockholder, will not have any such personal liability.

     We cannot assure you that the parties named above will be able to satisfy those obligations. Based on the information provided to us in the director and officer questionnaires provided in connection with this offering as well as the representations as to their accredited investor status (as such term is defined in Regulation D), we currently believe that Messrs. Fisher, Bogart and Tarlovsky and Ms. O’Connell are of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve for such an eventuality. In the event that these individuals fail to satisfy these obligations or assert that the obligations in question are not covered by such indemnification, we would commence appropriate litigation if doing so would be in the best interests of our stockholders, which is a decision that would be made by our board of directors based on its fiduciary duties as set forth under Delaware law. In the event that our board recommends and our stockholders approve our dissolution and plan of distribution of our assets and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

     Additionally, if we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account the per share liquidation distribution would be less than the initial $8.00 per share held in the trust account.

Our Stockholders May Be Held Liable For Claims By Third Parties Against Us To The Extent Of Distributions Received By Them, Regardless Of When Such Claims Are Filed.

     We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the company to the extent of distributions received by them in dissolution. Further, because our amended and restated certificate of incorporation provides that we distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders would extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to dissolve and distribute our assets to our stockholders as soon as reasonably possible after dissolution, our amended and restated certificate of incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability would extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

If We Do Not Consummate A Business Combination And Dissolve, Payments From The Trust Account To Our Public Stockholders May Be Delayed.

     We currently believe that our dissolution and any plan of distribution subsequent to the expiration of the 18 and 24-month deadlines would proceed in approximately the following manner:

  our board of directors will, consistent with our obligation in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out the plan of distribution as well as the board’s recommendation of our dissolution and the plan;

  upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

  if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

  if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive such comments within approximately 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

     In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs. Other than (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) up to $1.35 million of interest earned on the trust account that may be released to us to cover a portion of our operating expenses, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

     In addition, if we seek approval from our stockholders to consummate a business combination more than 18 months after the consummation of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering (assuming the 24-month deadline is applicable), our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and promptly after such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

     These procedures, or a vote to reject our dissolution and any plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our dissolution and plan of distribution.

Since We Have Not Currently Selected Any Target Business With Which To Complete A Business Combination, We Are Unable To Currently Ascertain The Merits Or Risks Of The Business’ Operations.

     Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. While we do not intend to target financially unstable companies or companies in the development stage, to the extent we complete a business combination with such a company, we may be affected by numerous risks inherent in the business operations of those entities. We would consider a company to be financially unstable if, for example, a substantial portion of its cash flow were dedicated to its debt service obligations or its expected capital expenditure requirements exceeded the ability of the target business to fund them. In addition, we would consider a business to be in its early stages of development or growth if it is newly formed and is in the process of developing its initial technologies, processes, services, or products. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business must be in the communications, media or technology industries and have a fair market value of at least 80.0% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting A Business Combination—We Have Not Identified A Target Business.”

As We Will Favor Underperforming Companies As Business Combination Opportunities, We May Be Subject To The Additional Risks Associated With The Financial And Operational Condition Of Underperforming Companies.

     As we evaluate business combination opportunities, we intend to favor underperforming companies that we believe have the potential to increase their performance substantially through changes in operations or strategy. As a result, following the consummation of any such business combination, we may be subject to additional risks that would not exist if we were to consummate a business combination with companies that are not underperforming. These risks may relate to, among other things, the following:

  the potentially weak financial, operational and/or strategic position of the underperforming company;

  identification and retention of individuals with the requisite skills and experience to replace the existing management of the acquired company;

  dedication of substantial resources to restructuring the operations and finances of the acquired company;

  development of strategic business initiatives, including, without limitation, sales and marketing plans and research and development plans, as well the identification of individuals or third parties capable of executing those initiatives; and

  restructuring the acquired company’s operations to improve its business model, financial condition, and results of operations.

     To address each of the foregoing risks, we will be required to dedicate substantial financial and human resources which would otherwise be used by us to expand a business following the business combination, which may have a material adverse effect on our business, prospects, financial condition, and results of operations.

Under Delaware Law, The Requirements And Restrictions Relating To This Offering Contained In Our Amended And Restated Certificate Of Incorporation May Be Amended, Which Could Reduce Or Eliminate The Protection Afforded To Our Stockholders By Such Requirements And Restrictions.

     Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  upon consummation of this offering, $100.0 million (or a greater amount up to $109.65 million depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) up to $1.35 million of interest earned on the trust account which may be released to us to cover a portion of our operating expenses, in connection with our initial business combination and upon our dissolution or as otherwise permitted in the amended and restated certificate of incorporation;

  prior to the consummation of our initial business combination, we will submit the business combination to our stockholders for approval;

  we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

  if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our purpose and powers will be limited to dissolving, liquidating and winding up, and then distributing to all of our public stockholders their pro rata share of the trust account; and

  we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination must be with an operating business whose fair market value is equal to at least 80.0% of our net assets at the time of the acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

     Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions, including the requirement that the public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights in order for our initial business combination to be consummated, as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions. Moreover, although we might be legally able to do so under our certificate of incorporation, we will not propose a business combination to our stockholders that includes a provision reducing to below 20% the maximum number of shares sold in this offering that can both vote against the business combination and exercise their conversion rights as we consider this to be an obligation to our stockholders.

There Are A Significant Number Of Other Blank Check Companies Seeking Business Combination Opportunities Who Have Already Raised Or Are Attempting To Raise A Significant Amount Of Capital, And We Will Be Competing With Those Blank Check Companies For Business Combination Opportunities, Which May Make A Business Combination More Difficult To Find Or To Consummate On Attractive Terms.

     Based upon publicly available information, we have identified approximately 84 blank check companies that have gone public since the beginning of 2004. Of these, only 18 companies have actually completed a business combination, while 25 other companies have announced they have entered into a definitive agreement or letter of intent with respect to potential business combinations but have not yet consummated business combinations. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. Moreover, we know of at least 13 companies out of the 84 blank check companies that have a focus toward communications, media or technology industries, four of which have completed an acquisition, three of which have announced but not completed an acquisition and one has been terminated. Furthermore, there are seven additional companies that which have filed a registration statement and seek to consummate a business combination in the communications, media or technology industries. Accordingly, there are approximately 62 blank check companies with approximately $5.5 billion in trust (taking into consideration those that have liquidated/had their combinations terminated) and potentially an additional 50 blank check companies with approximately $4.3 billion in trust that have filed registration statements and are seeking, or will be seeking, to complete business combinations. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for privately held companies to combine with companies structured similarly to ours. Further, that fact that only 18 such companies have completed a business combination, only 25 of such companies have entered into a definitive agreement for a business combination, and five have terminated acquisitions (four by vote and one mutually by the two entities before vote) may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately held or publicly held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to dissolve and distribute our assets.

We May Issue Shares Of Our Capital Stock To Complete A Business Combination, Which Would Reduce The Equity Interest Of Our Stockholders And Likely Cause A Change In Control Of Our Ownership.

     Our amended and restated certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 216,875,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 25,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  may significantly reduce the equity interest of investors in this offering;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

  may adversely affect prevailing market prices for our securities; and

  may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded to our common stock.

     For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting A Business Combination—Selection Of A Target Business And Structuring Of A Business Combination.”

We May Issue Debt Securities Or Otherwise Incur Substantial Debt To Complete A Business Combination, Which May Adversely Affect Our Leverage And Financial Condition.

     Although we have no commitments as of the date of this prospectus to issue any debt securities, or to otherwise incur additional debt, we may choose to incur substantial debt to complete a business combination. If we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

     For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting A Business Combination—Selection Of A Target Business And Structuring Of A Business Combination.”

Our Ability To Effect A Business Combination And To Execute Any Potential Business Plan Afterwards Will Be Totally Dependent Upon The Efforts Of Our Key Personnel, Some Of Whom May Join Us Following A Business Combination And Whom We May Have Only A Limited Ability To Evaluate.

     Our ability to effect a business combination will be totally dependent upon the efforts of our executive officers. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect our officers and directors to remain associated with us following a business combination, they do not intend to assume the day-to-day operational management of our target business, and the precise role of our officers and directors will be the subject of negotiation in any business combination. We anticipate that the continuing association with us by our existing officers and directors following a business combination will focus on strategic and transactional activities, particularly activities relating to formulating and executing growth and expansion strategies and further business combinations. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate this point as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain associated with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction by means of the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Notwithstanding the foregoing, if the target company possesses adequate management, the ability or likelihood of any of our officers or directors to continue to be associated with us following the consummation of a business combination will be one of, but not the determining factor as to whether a particular business combination opportunity will be considered by us or presented to our stockholders for approval.

Our Current Management May Have A Conflict Of Interest In Connection With Negotiating The Terms Of Our Initial Business Combination.

     Since our current management may negotiate the terms of our initial business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in attempting to negotiate terms that are favorable to our public stockholders in the acquisition agreement at the same time that they are negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise their fiduciary duty to negotiate terms in the acquisition agreement that are in the best interests of our public stockholders, management may fail to satisfy this fiduciary duty if they concurrently negotiate terms in their employment or consulting agreements that are favorable to them.

Our Officers And Directors Will Allocate Their Time To Other Businesses Thereby Causing Conflicts Of Interest In Their Determination As To How Much Time To Devote To Our Affairs. This Could Impact On Our Ability To Consummate A Business Combination.

     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impact our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts Of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Some Of Our Officers And Directors Are Affiliated With Entities Engaged In Business Activities Similar To Those Intended To Be Conducted By Us And, Accordingly, Have Conflicts Of Interest In Determining To Which Entity A Particular Business Opportunity Should Be Presented.

     Two of our officers and directors are affiliated with entities engaged in business activities similar to those intended to be conducted by us. Itzhak Fisher, our chairman, is a director, executive chairman and stockholder of Nielsen BuzzMetrics, an internet company that measures consumer-generated media on the internet for corporate clients. Gerhard Weisschädel, one of our directors, is a partner at Invision, a European private equity fund. Our officers and directors may in the future become affili-

ated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

     For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors And Executive Officers” and “Management—Conflicts Of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If We Seek To Effect A Business Combination With An Entity That Is Directly Or Indirectly Affiliated With One Or More Of Our Existing Stockholders, Conflicts Of Interest Could Arise.

     Nielsen BuzzMetrics, with which Itzhak Fisher is affiliated, is in the communications, media and technology industry, and is the only affiliated entity of ours in that industry. Our existing officers and directors are not currently aware of any specific opportunities to consummate a business combination with Nielsen BuzzMetrics, whether by the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with such entity. We would consider such a transaction after the offering if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one or more of our existing officers and directors may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

     For a discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors And Executive Officers” and “Management—Conflicts Of Interest.”

All Of Our Officers And Directors Beneficially Own Shares Of, And Warrants To Purchase, Our Common Stock Which Will Not Participate In Liquidation Distributions And Therefore They May Have A Conflict Of Interest In Determining Whether A Particular Target Business Is Appropriate For A Business Combination.

     All of our officers and directors own stock and warrants in our company, either directly or indirectly, but have waived their right to receive distributions upon our dissolution. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and in timely completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

It Is Probable That We Will Only Be Able To Complete One Business Combination, Which Will Cause Us To Be Solely Dependent On A Single Business And A Limited Number Of Products Or Services.

     The net proceeds from this offering and the private placement will provide us with only approximately $96.5 million (or $105.8 million if the underwriter’s over-allotment option is exercised in full), which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value equal to at least 80.0% of our net assets at the time of the business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities). Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our ability to effect our acquisition strategy may be:

  solely dependent upon the performance of a single business, or dependent upon the development or market acceptance of a single or limited number of products, processes or services.

     In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Ability Of Our Stockholders To Exercise Their Conversion Rights May Not Allow Us To Effectuate The Most Desirable Business Combination Or Optimize Our Capital Structure.

     When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We May Be Unable To Obtain Additional Financing, If Required, To Complete A Business Combination Or To Fund The Operations And Growth Of The Target Business, Which Could Compel Us To Restructure The Transaction Or Abandon A Particular Business Combination.

     Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing is unavailable when needed to consummate a particular business combination, we will be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing may stall the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our Existing Stockholders, Including Our Officers And Directors, Control A Substantial Interest In Us And Thus May Influence Certain Actions Requiring Stockholder Votes In A Manner That Is Not Favorable To Our Public Stockholders.

     Upon consummation of our offering and the private placement, our existing stockholders (including all of our officers, directors and advisor) will directly or indirectly collectively own 20.0% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Churchill Capital Partners LLC will also own sponsor warrants to purchase a further five million shares of common stock, which if exercised will further increase our existing stockholders’ ability to control us. At any annual or special meeting of stockholders that addresses any matter other than a business combination, our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Although our existing stockholders have agreed that they will vote on a proposed business combination in accordance with the majority of shares of common stock voted by our public stockholders, we cannot assure you that our existing stockholders will not vote their shares on other matters in a manner that does not favor our public stockholders.

Our Existing Stockholders Paid An Aggregate Of $15,625, Or $0.005 Per Share Of Common Stock, For Their Shares Purchased Prior To This Offering And, Accordingly,You Will Experience Immediate And Substantial Dilution From The Purchase Of Our Common Stock.

     The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 26.2% or $2.10 per share (the difference between the pro forma net tangible book value per share of $5.90, and the initial offering price of $8.00 per unit). See “Dilution” for additional information regarding the dilution that you will experience.

Our Outstanding Warrants May Have An Adverse Effect On The Market Price Of Our Common Stock And Make It More Difficult To Effect A Business Combination.

     In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of common stock (or warrants to purchase 13,750,000 shares of our common stock if the underwriter’s over-allotment option is exercised in full). Churchill Capital Partners LLC, our principal stockholder, will purchase 5,000,000 sponsor warrants in the private placement. To the extent that we desire to issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the sponsor warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution in your holdings.

We May Choose To Redeem Our Outstanding Warrants At A Time That Is Disadvantageous To Our Warrant Holders.

     We may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Even In The Event That Our Warrants Become Exercisable,You May Be Unable To Exercise Your Warrants When Desired, And, Therefore,You May Receive No Value For Your Warrants If Redeemed By Us, Or Your Warrants May Expire Worthless.

     The warrants to be issued as part of our units will become exercisable on the later of:

  the completion of a business combination with a target business, and

  ________, 2008 [one year from the date of this prospectus].

     Notwithstanding the occurrence of either such event, we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and in no circumstances will we be required to cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

If Our Existing Stockholders Exercise Their Registration Rights, It May Have An Adverse Effect On The Market Price Of Our Common Stock And The Existence Of These Rights May Make It More Difficult To Effect A Business Combination.

     Our existing stockholders are entitled to demand that we register the resale of their shares (including sponsor warrants purchased in the private placement and the shares underlying the sponsor warrants) at any time after the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. If our existing stockholders exercise their registration rights with respect to all of their shares and sponsor warrants (including the shares that are issuable upon exercise of the sponsor warrants acquired in the private placement), then there may be an additional 8,125,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eli-

gible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If We Are Deemed To Be An Investment Company, We May Be Required To Institute Burdensome Compliance Requirements And Our Activities May Be Restricted, Which May Make It Difficult For Us To Complete A Business Combination.

     If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  restrictions on the nature of our investments; and

  restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

  registration as an investment company;

  adoption of a specific form of corporate structure; and

  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

     We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity date of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses for which we have not accounted.

Our Existing Stockholders Will Not Be Reimbursed For Any Out-Of-Pocket Expenses Incurred By Them To The Extent That Such Expenses Exceed The Amount Of Available Proceeds Not Held In The Trust Account And Up To $1.35 Million Of Interest Earned On The Trust Account Which May Be Released To Us To Cover A Portion Of Our Operating Expenses, Unless The Business Combination Is Consummated, And Therefore They May Have A Conflict Of Interest In Determining Whether A Particular Target Business Is Appropriate For A Business Combination And In The Public Stockholders’ Best Interest.

     Our existing stockholders, including all of our officers and directors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not held in the trust account, unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The American Stock Exchange May Delist Our Securities, Which Could Limit Investors’ Ability To Make Transactions In Our Securities And Subject Us To Additional Trading Restrictions.

     We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities upon listing will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at the time of our business combination. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant consequences including:

  reduced liquidity with respect to our securities;

  a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

  limited amount of news and analyst coverage for our company; and

  a decreased ability to issue additional securities or obtain additional financing in the future.

If The Private Placement Is Not Conducted In Compliance With Applicable Law, Churchill Capital Partners LLC May Have The Right To Rescind Its Purchase Of The Sponsor Warrants. Such A Rescission Right May Require Us To Refund An Aggregate Of $5,000,000 To Churchill Capital Partners LLC Thereby Reducing The Amount In The Trust Account Available To Us To Consummate A Business Combination Or, In The Event We Do Not Complete A Business Combination Within The Period Prescribed By This Offering, The Amount Available To Our Public Stockholders Upon Our Dissolution.

     Although we believe that we will conduct the private placement in accordance with applicable law, there is a risk that the sponsor warrants should be registered under the Securities Act of 1933 and applicable blue sky laws. Although Churchill Capital Partners LLC has waived its right, if any, to rescind the sponsor warrants purchase as a remedy to our failure to register these securities, the waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If Churchill Capital Partners LLC brings a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $5 million, plus interest, to it, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our dissolution.

Risks Related To Doing Business Outside The United States

Since We May Acquire A Target Business That Is Located Outside The United States, We May Encounter Risks Specific To One Or More Countries In Which We Ultimately Operate.

     If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

  tariffs and trade barriers;

  regulations related to customs and import/export matters;

  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  cultural and language differences;

  foreign exchange controls;

  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

  deterioration of political relations with the United States.

Foreign Currency Fluctuations Could Adversely Affect Our Business And Financial Results.

     A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Risks Related To The Communications, Media Or Technology Industries

     We believe that the following risks will apply to us following the completion of a business combination with a target business in the communications, media or technology industries.

The Speculative Nature Of The Communications, Media Or Technology Industries May Negatively Impact Our Results Of Operations.

     Certain segments of the communications, media or technology industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular platform, service or product depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternatives, the public receptivity, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

If We Are Unable To Protect Our Patents, Trademarks, Copyrights And Other Intellectual Property Rights Following A Business Combination, Competitors May Be Able To Use Our Technology Or Intellectual Property Rights, Which Could Weaken Our Competitive Position.

     If we are successful in acquiring a target business and the target business is the owner of patents, trademarks, copyrights and other intellectual property as is often the case in our target industries, our success will depend in part on our ability to obtain and enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark or copyright obtained by us will not be challenged, invalidated or circumvented.

If We Are Alleged To Have Infringed On The Intellectual Property Or Other Rights Of Third Parties, It Could Subject Us To Significant Liability For Damages And Invalidation Of Our Proprietary Rights.

     If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content.

We May Not Be Able To Comply With Government Regulations That May Be Adopted With Respect To The Communications, Media Or Technology Industries.

     Certain segments of the communications, media or technology industries have historically been subject to substantial regulation internationally and domestically at the Federal, state and local levels. In the past, the regulatory environment, particularly with respect to the communications industry has been fairly stringent. We cannot assure you that regulations currently in effect or adopted in the future will not cause us to modify or cease any of the operations then being conducted by a target business that we acquire.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

  ability to complete a combination with one or more target businesses;

  expectations about the trends in future development of our target industries;

  success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

  officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;

  potential inability to obtain additional financing to complete a business combination;

  limited pool of prospective target businesses;

  potential change in control if we acquire one or more target businesses for stock;

  public securities’ limited liquidity and trading;

  failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;

  use of proceeds not held in the trust account; or

  our financial performance following this offering.

     The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

     We estimate that the net proceeds of this offering and the private placement will be set forth in the following table:

		With Over-
	Without Over-	Allotment Option
	Allotment Option	Exercised

Gross Proceeds
Gross proceeds from units offered to the public	$100,000,000	$110,000,000
Gross proceeds from warrants offered in the private placement	5,000,000	5,000,000
Total gross proceeds	$105,000,000	$115,000,000

Offering Expenses(1)
Underwriting discount (3.5% of gross proceeds from the public units;
excludes deferred underwriting discount of 3.5% of gross proceeds)(2)	$3,500,000	$3,850,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	20,598	20,598
NASD filing fee	19,750	19,750
American Stock Exchange listing fee	65,000	65,000
Miscellaneous expenses	84,652	84,652
Total offering expenses	$4,050,000	$4,405,000

Net Proceeds
Held in trust account(2)	$100,000,000	$109,645,000
Percentage of gross offering proceeds held in the trust account	100.0%	99.7%
Not held in trust account	950,000	950,000
Total net proceeds	$100,950,000	$110,595,000

Use of Net Proceeds Not Held in the Trust Account and up to
$1.35 Million of Interest Income Earned on the Trust Account
That May be Released to Us

	Amount
Legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with a
business combination	$550,000
Legal and accounting fees relating to SEC reporting obligations	50,000
Administrative fee to Churchill Capital Partners LLC.
($7,500 per month for 24 months)	180,000
Working capital to cover miscellaneous expenses, D&O insurance and
reserves including for costs of dissolution and liquidation, if necessary(3)	1,520,000
Total	$2,300,000

___________
(1)

A portion of the offering expenses have been paid, or will be paid, from funds we received in the form of an interest-free $240,000 loan from Churchill Capital Partners LLC, as described below. We have not included this loan in the Use of Proceeds table because the amount of the loan is reflected in total offering expenses.

(2)

The underwriter has agreed to defer $3.5 million of its underwriting discount (or $3.85 million if the over-allotment option is exercised in full), which equals 3.5% of the gross proceeds of this offering, until consummation of a business combination. Upon consummation of a business combination such deferred discount (subject to a $0.28 per share reduction for public stockholders who vote against the business combination and exercise their conversion rights) will be released to the underwriter out of the proceeds of this offering held in the trust account. The underwriter will not be entitled to any interest accrued on the deferred discount.

(3)

We currently estimate that we would require approximately $50,000 to $75,000 to implement our stockholder approved dissolution and plan of distribution in the event we do not consummate a business combination.

     We will place $100.0 million, or $109.65 million if the underwriter’s over-allotment option is exercised in full, of the net proceeds of this offering and the private placement in a trust account maintained by JPMorgan Chase Bank, NA, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution (except for up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of the operating expenses and except for interest earned on the trust account which may be used to pay income taxes on such interest). We expect to use $3.5 million of proceeds held in the trust account to pay the deferred underwriting discount (subject to a $0.28 per share reduction for public stockholders who vote against the business combination and exercise their conversion rights) (or $3.85 million if the over-allotment option is exercised in full), and the remaining proceeds held in the trust account as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business, to effect other acquisitions or for other corporate purposes, as determined by our board of directors at that time.

     We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution. We believe that based on rents and fees for similar services in the New York, New York metropolitan area that the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person.

     We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Such market research firms and/or third party consultants will be paid out of the funds allocated for due diligence. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed from the funds allocated for due diligence investigation for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities attendant to consummating a business transaction. To the extent funds not held in the trust account are insufficient to reimburse management for out-of-pocket expenses, the obligation to repay advances by management may be assumed by the resulting entity following, and subject to, the consummation of a business combination.

     Churchill Capital Partners LLC, our principal stockholder, has advanced to us interest free, a total of $240,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD filing fee, American Stock Exchange filing fee and accounting and legal fees and expenses. The loan is due on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

     We may use a portion of the proceeds not held in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. The amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination. If we are ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise) we will be forced to dissolve and distribute our assets.

DILUTION

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

     At December 31, 2006, our net tangible book value was a deficiency of $180,961, or approximately ($0.06) per share of common stock. After giving effect to the private placement of the sponsor warrants and the sale of 12,500,000 shares of common stock included in the units, and the deduction of underwriting discount (including the deferred underwriting discount) and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2006 would have been $77,474,625 or $5.90 per share, representing an immediate increase in net tangible book value of $5.96 per share to the existing stockholders and an immediate dilution of $2.10 per share or 26.2% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $19,990,000 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest and the deferred underwriting discount, divided by the number of shares sold in this offering.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors	$5.96
Pro forma net tangible book value after this offering		$5.90
Dilution to new investors		$2.10

     The following table sets forth information with respect to our existing stockholders, the purchaser of warrants in the private placement that will occur prior to the completion of this offering and the new investors:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders	3,125,000	20.0%	$15,625	0.02%	$0.005
New investors	12,500,000	80.0	100,000,000	99.98	$8.00
	15,625,000	100.0%	$100,015,625	100.0%

     The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(180,961)
Net Proceeds from the private placement	$5,000,000
Net Proceeds from this offering	$95,950,000
Deferred underwriting discount(1)	(3,500,000)
Offering costs paid in advance and excluded from net tangible book value before this offering	$195,586
Less: Proceeds held in trust subject to conversion to cash ($100,000,000 x approximately 19.99%) .	$(19,990,000)
$77,474,625

Denominator:
Shares of common stock outstanding prior to this offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 x approximately 19.99%)	(2,498,750)
13,126,250

(1)	The deferred underwriting discount is subject to a $0.28 per share reduction for public stockholders who exercise their conversion rights.

CAPITALIZATION

     The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the private placement, the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our warrants in the private placement and this offering:

	December 31, 2006
	Actual	As Adjusted
Notes payable-related parties	$240,000	$0
Common stock, 0 and 2,498,750 shares which are subject to possible
conversion at conversion value	$—	$19,990,000
Stockholders equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized;
none issued or outstanding	$—	$—
Common stock, $0.001 par value, 250,000,000 shares authorized;
3,125,000 issued and outstanding; actual; 13,126,250 shares issued and outstanding (excluding 2,498,750 (approximately 19.99%)
shares subject to possible conversion), as adjusted	$3,125	$13,126
Additional paid-in capital(1)	$12,500	$77,462,499
Deficit accumulated during the development stage	$(1,000)	$(1,000)
Total stockholders’ equity (deficit)	$14,625	$77,474,625
Total capitalization	$254,625	$97,464,625

____________
(1)

Includes the deduction of deferred underwriting discount equal to 3.5% of the gross proceeds from the sale of the units to the public stockholders, or $3.5 million ($3.85 million if the underwriter’s over-allotment option is exercised in full), which the underwriter has agreed to defer until the consummation of our initial business combination (subject to a $0.28 per share reduction for public stockholders who exercise their conversion rights).

     If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 2,498,750 or approximately 19.99% of the aggregate number of shares sold in this offering, at a per-share conversion price equal to the amount in the trust account including the deferred underwriting discount and the interest income earned on the trust account (net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of income taxes), as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We were formed on June 26, 2006, to serve as a vehicle to effect a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries. We intend to utilize cash derived from the proceeds of this offering and the private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  may significantly reduce the equity interest of investors in this offering;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of our present officers and directors;

  may adversely affect prevailing market prices for our common stock; and

  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock.

     Similarly, if we issue debt securities or otherwise incur significant debt, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through offerings of our equity securities.

     We estimate that the net proceeds from this offering and the private placement, after deducting offering expenses of approximately $4.05 million or $4.41 million if the underwriter’s over-allotment option is exercised, including the underwriting discount (other than the deferred underwriter’s discount of approximately $3.5 million or $3.85 million if the underwriter’s over-allotment option is exercised) will be approximately $100.95 million, or $110.6 million if the underwriter’s over-allotment option is exercised in full. Of this amount, $100.0 million, or $109.65 million if the underwriter’s over-allotment option is exercised in full, will be held in the trust account and the remaining $0.95 million will not be held in the trust account. We expect to use $3.5 million, or $3.85 million if the underwriter’s over-allotment is exercised in full, of the proceeds held in the trust account to pay the deferred underwriting discount and the remaining proceeds held in the trust account to acquire a target business, including the expenses of identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or to acquire other businesses. We believe that, upon consummation of this offering, the $0.95 million available to us outside of the trust account and the $1.35 million of interest income earned on the trust account that may be released to us to cover our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate paying approximately (1) up to $180,000 for the administrative fee payable to Churchill Capital Partners LLC ($7,500 per month for two years), (2) $550,000 of expenses for legal, accounting, due diligence and other expenses related to a business combination, (3) $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and (4) $1,520,000 for general working capital that will be used for miscellaneous expenses and reserves.

     Based upon the foregoing projections, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we may need to raise additional funds through an offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us although we have not entered into any such arrangement and have no current intention of doing so. We would only consummate such a financing simultaneously with the consummation of a business combination.

     We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution.

     In addition, on July 6, 2006, Churchill Capital Partners LLC advanced to us interest free $240,000, for payment of offering expenses on our behalf. The loan will be payable on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS

Introduction

     We are a Delaware blank check company incorporated on June 26, 2006 in order to serve as a vehicle for the acquisition of an unidentified operating business in the communications, media or technology industries. These industries encompass those companies that create, produce, deliver, distribute and market entertainment and information products, communication services, and advanced technologies as well as companies that enable voice, video and data transmission. We intend to focus on opportunities where we believe that we can leverage our management, board member and advisor knowledge of these sectors and our transactional and operational experience as a competitive strength. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

     Our management team has extensive operational, transactional and financial expertise and experience derived through years of managing public companies and divisions of public companies as well as years of entrepreneurial and investment experience. We also have a deep history of international transactions and operations, including in Israel, the United States and Europe, along with substantial relationships and connections. We intend to bring to bear all of these skills and knowledge to the search for a target, the acquisition process and the oversight of our acquisition’s operations.

     To date, our efforts have been limited to organizational activities. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Historical Background

     We were incorporated under the laws of the State of Delaware on June 26, 2006. Our formation was the result of discussions among our existing stockholders and management which took place over an extended period prior to June 26, 2006 during which various structures to create an acquisition vehicle were analyzed. A number of our existing stockholders have experience with one another as business colleagues, co-venturers and co-investors.

Competitive Strengths

     We believe that we possess several competitive strengths to source, evaluate and execute business combinations in our target industries. We believe that the background, operating histories and experience of our management team, board of directors and advisory board have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Notwithstanding these strengths, our management team, board of directors and advisory board may not be able to achieve similar results for us.

     In broad terms, the management team, board of directors and advisory board intend to contribute:

  Established Deal Sourcing Network. Based on management, the board of directors and advisory board’s experience in the target industries and their network of industry contacts around the world including in the United States, Israel and Europe, we believe that we will be given numerous introductions to potential initial business combinations. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, investment bankers, attorneys and accountants, among others, with knowledge of these industries. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

  Technological Expertise — Technology Development, Investment and Management. Members of our management team, board of directors and advisory board have participated in building and applying new technologies that have impacted and driven the trends within our target sectors. Our collective experience spans the development of internet-based and facilities-based offerings in areas including VOIP, local exchange services, new internet technologies and applications, advanced cable services, digital TV and video on demand in Israel, the United States and Europe. We believe our knowledge and experience will assist in unlocking growth for potential business targets requiring new technology as well as those possessing new technology but who are unable to market it effectively.

  Operational Expertise — Realignment and Cost Management. Companies that grow quickly or experience a rapid change in their competitive landscape or in consumer habits may be burdened with inflated cost infrastructures. In addition, other businesses may have incomplete management teams or may require entirely new management to better execute a business plan. We believe our management team has experience in the implementation of operational improvements and in assessing management talent which is required to support the successful execution of a company’s business plan.

  Financial Acumen — Corporate Finance and Transactional Expertise. We believe, given our management, board of directors and advisory board’s transactional experience and network of contacts within both the target industries and financial community, that a target business would benefit from our ability to identify, source, negotiate, structure and close strategic investments of all types, including “add-on” acquisitions, joint ventures and other strategic arrangements.

  Experienced Management, Board of Directors and Advisory Board. We believe that the experience our management, members of our board of directors and our advisory board bring will contribute to our success. Background information is included in this prospectus under “Management — Directors and Executive Officers.”

Industry Trends

Mass-Market Adoption Of Fixed And Wireless Broadband

     Businesses and consumers in the United States, Europe and other developed markets have increasing access to a variety of new and advanced communications, technologies and computer networks and devices. The increasing sophistication of these networks and devices, as well as the maturation of key technologies and standards in the last five years, has facilitated the emergence of many new network-based communications services, both fixed and wireless. The increase in broadband penetration has allowed services that focus on bandwidth-intensive applications, such as video, music and Internet-based telephony, to proliferate. The global shift toward delivering software, applications and media as services is causing significant disruption across a wide variety of markets and is creating opportunities to unseat existing players by employing more efficient delivery and support models.

Shift Of Advertising Dollars

     As networks have become more sophisticated and more consumers have broadband access, a shift has occurred in consumers’ media habits. As a result of increasing Internet usage, online advertising has grown rapidly, but the amount spent on online advertising is still less than that spent on more traditional media. According to Veronis Suhler Stevenson research, U.S. online advertising spending is expected to grow from 2004 to 2009 at a 24.0% compound annual growth rate, or CAGR, while traditional media is expected to grow at a 4.2% CAGR over the same time period. Similarly, as networks and devices have become more capable of handling more data, the consumption of mobile content has begun to grow rapidly. We anticipate both a shift of internet transaction traffic from fixed to wireless devices and new opportunities including location-based advertising to expand the range of advertising and services delivered over the Internet to wireless devices and to contribute to overall growth of online advertising spending.

Growth In User-Generated Media

     As Internet penetration increases, users themselves have become an important and significant source of mass media through blogs, podcasts, web sites and other vehicles. Community sites such as My Space, Facebook and YouTube have become important parts of the online landscape and have attracted significant usage. According to comScore Networks, in December 2006, My Space had approximately 90.3 million global unique visitors, Facebook had approximately 22.8 million global unique visitors, and YouTube had approximately 119.6 million global unique visitors. Users of such sites create a significant amount of content and the proliferation of these sites has become an important source of information and content for users of the Internet.

Target Businesses / Sectors

     We plan to direct our efforts on identifying companies for potential acquisition that include at least one of the following characteristics.

  Established businesses with cash flow. We intend to target financially stable companies or companies not in the development stage, although in exceptional cases we may complete a business combination with a company that does not meet such criteria.

  Proprietary acquisition opportunities. We intend to rely on our relationships and access to potential acquisitions to facilitate a transaction which may take place in, but not be limited to, any of the United States, Europe and Israel.

  Competitive technology, media or communications platforms. We will seek to acquire businesses with well-developed and innovative technology that can be further leveraged across other business lines or geographies.

  Capacity to be an industry consolidator. We will favor businesses in industry sectors that have the potential for consolidation through future acquisitions that are synergistic with our initial business combination. This may provide an opportunity to grow not only through organic expansion, but through the acquisition of complementary businesses following our initial business combination.

  Potential to enhance value through applied improvements. We will favor businesses that are presently underperforming with the potential to increase their performance substantially through changes in operations or strategy. Examples of situations in which such businesses may be found include businesses with weak management, undercapitalized businesses, businesses with strong technology but weak ability to exploit it, and businesses that are a part of, but not critical to, larger enterprises.

     We intend to acquire an operating company with one or more of the characteristics outlined above within the communications, media or technology industries. We will focus on sectors that are impacted by the trends discussed in this prospectus and on companies where our international experience can be useful. Our management team, board of directors and advisory board have extensive experience in these industries and provide us with the operational knowledge, technical expertise and relationships to acquire a business in these sectors. Depending on the specific characteristics of the target business, we may issue debt or equity securities or incur indebtedness in connection with the business combination, which may permit us to invest cash directly into a business that was undercapitalized or otherwise in need of liquid funds.

     In addition to companies directly engaged in selling services related to communications, media and technology, we may target companies that enable such businesses with technological tools. For example, we could consider a technology company whose tools can be leveraged by communications, media or technology companies to enhance their offerings.

     We will utilize the collective experience and expertise of our management team, board of directors and advisory board to identify potential target acquisitions in these areas. We will employ a disciplined approach to identifying, evaluating and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we may pursue additional business combinations to, among other objectives, drive sales growth, penetrate complementary markets, introduce new products or broaden our sources of revenue.

Effecting A Business Combination

General

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. We would consider a company to be financially unstable if, for example, a substantial portion of its cash flow were dedicated to its debt service obligations or its expected capital expenditure requirements exceeded the ability of the target business to fund them. In addition, we would consider a business to be in its early stages of development or growth if it is newly formed and is in the process of developing its initial technologies, processes, services, or products. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified A Target Business

     To date, we have not selected or made preliminary contacts with a target business. Subject to the limitations that a target business have a fair market value of 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

     We do not intend to specifically target financially unstable, early stage or unestablished companies. However, to the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources Of Target Businesses

     We anticipate that the positions held and contacts maintained by the members of our management team will provide us with direct access to a significant number of acquisition candidates. We intend to leverage our relationships with professional service providers, including, but not limited to, investment bankers, attorneys, accountants, executive search firms and business brokers to identify additional acquisition targets. Furthermore, we intend to contact public and private companies and private equity, venture capital and leveraged buyout funds with respect to subsidiaries and portfolio companies which may be attractive candidates. In addition to targets sourced internally, we anticipate that acquisition candidates will be identified to us by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. We anticipate unaffiliated sources will become aware of our search through our mutual professional relationships and as a result of any media coverage we may receive. We understand and take seriously our obligations not to attempt to identify or engage with a potential target business until such time as we have completed this offering, and we have not done so. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. At no time have any of our existing shareholders or members of our management had any substantive discussions with anyone regarding any potential target businesses. Further, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us. To date, we have not received any introductions to, or proposals from any third parties regarding, any potential acquisition targets. Furthermore we have not identified or initiated discussions with any specific acquisition target and we do not anticipate receiving any such unsolicited proposals until we have completed this offering. The only thing we have done is casually inform, without in any way soliciting potential transactions, numerous business acquaintances numbering less than 100 of the fact that we are engaged in raising capital and of the general structure of the Company, and we have made it clear in those conversations that we are not yet permitted to begin the process of locating a potential target business and that no one should do so on our behalf. Our directors and officers are unaware of any efforts by any third party to identify any potential target businesses and have had no subsequent discussions with any business acquaintance in this regard.

     While we do not presently anticipate engaging the services of professional firms that specialize in sourcing business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation upon consummation of a business combination. In addition, we may be asked to pay finder’s fees or other compensation to other sources providing proposals to us. We would not pay finder’s fees or other compensation to any source with respect to a proposal unless we had engaged that source to provide us with proposals on a compensated basis. Any such finder’s fee or compensation would be subject to arm’s-length negotiations between us and any such professional firms or other source of proposals and would likely be paid upon consummation of a business combination. Neither we nor any other person or entity will pay any of our existing officers, directors, stockholders, or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us, including payments to related parties of the existing stockholders for performing due diligence prior to or in connection with the consummation of our initial business combination, other than the payment of $7,500 per month to CCP in connection with the general and administrative services arrangement for services rendered to us. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing due diligence on suitable business combinations. We have not reserved any specific amount for such payments, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. In addition, since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Selection Of A Target Business And Structuring Of A Business Combination

     Subject to the requirement that our initial business combination must be with a target business or businesses with a fair market value that is at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), or, in the event that our initial business combination is structured such that we acquire less than 100% of the target business or businesses, the interest acquired by us must have a fair market value, individually or collectively, equal to at least 80.0% of our net assets, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

  financial condition and results of operation, to determine the desirability of a business combination and the proper valuation of any transaction;

  growth potential;

  experience and skill of management and availability of additional personnel;

  capital requirements;

  competitive position;

  barriers to entry into other industries;

  stage of development of the products, processes or services;

  degree of current or potential market acceptance of the products, processes or services;

  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  regulatory environment of the industry; and

  costs associated with effecting the business combination.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination, including a business combination with a financially unstable, early stage or unestablished company will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We will consider whether the target business’ current management should remain with us following the business combination, assessing their experience and skill set. If we believe that it would be in the best interest of the combined company post-business combination, we would seek to negotiate with the target’s management team. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title or claim to any monies held in the trust account. If any prospective target business refuses to execute such an agreement, it is unlikely that we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account.

     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing officers or directors, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value Of Target Business

     Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets (all of our assets, including the funds held in the trust account excluding the deferred underwriting discount and commission of $3.5 million or $3.85 million if the over-allotment option is exercised in full, less our liabilities) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. Such 80.0% refers to the total fair market value of the target business or businesses acquired by us, provided, however, that in the event that we acquire less than 100% of the target business or businesses, the interest acquired by us, must have a fair market value, individually or collectively, equal to at least 80.0% of our net assets. Our certificate of incorporation requires that we make an “acquisition” of “an operating business”. We will not present to stockholders for approval any business combination opportunity in which we would propose to acquire less than a majority of the outstanding voting securities of the target business or businesses. In order to consummate such an acquisition, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangements and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community as applicable and appropriate in the valuation of target business in the industry of any target business considered by us, such as the following: comparative company analysis, including, without limitation, earnings, earnings before interest, taxes, depreciation, and amortization, revenue, equity, and assets; industry analysis based upon then current trends, historical growth, and other relevant industry statistics; forecasted financial data, such as sales, earnings, and cash flow; and other relevant indicia of value. In this connection, our board of directors shall prepare, or cause to be prepared on its behalf by third parties, a formal valuation and quantitative analysis in connection with any business combination opportunity to be presented to stockholders for approval. Further, if our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the analysis is too complicated for our board of directors to perform on its own or if our board of directors determines that outside expertise is necessary or helpful in conducting such analysis) or if we propose to engage in a transaction with an entity that is affiliated with one of our existing stockholders, we will obtain an opinion from an unaffiliated, independent investment banking firm, which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. We intend to distribute to our stockholders any opinions obtained with the proxy statement relating to the proposed business combination and otherwise to comply fully with our obligations under the securities laws in terms of disclosing its valuations and other considerations to stockholders.

Lack Of Business Diversification

     While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses, that satisfy the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities, which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

     Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability To Evaluate The Management Of The Target Business

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the management of the target business will be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. We expect that, in the event that our officers and directors remain associated with us following a business combination, they will not assume day-to-day operational management subsequent to a business combination and the precise role of our officers and directors will be the subject of negotiation in any business combination. We anticipate that any continuing association with us by our existing officers and directors following a business combination will focus on strategic and transactional activities, particularly activities relating to formulating and executing growth and expansion strategies and further business combinations. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will be one of, but not the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity For Stockholder Approval Of Our Initial Business Combination

     Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

     In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and only if public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. Voting against the combination alone will not result in conversion of shares into a pro rata share of the trust account.

Conversion Rights

     At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of the deferred underwriting discount and any interest (net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of taxes payable on the interest income of the funds held in the trust account calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20.0% or more of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

     The initial conversion price will be approximately $8.00 per share and as this may be less than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Plan Of Dissolution And Distribution Of Assets If No Business Combination

     We will promptly adopt a plan of distribution of our assets and initiate procedures for our dissolution if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 24-month period). Upon the approval by our stockholders of our dissolution and plan of distribution of assets, we will distribute our assets, (including the amount in the trust account and accrued interest on such amount net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses and net of income taxes), and after paying or reserving for payment amounts sufficient to cover our liabilities and obligations (from assets outside the trust account and, if necessary, within the trust account) and the costs of dissolution (from assets outside the trust account) and distribute the remaining assets solely to our public stockholders. We cannot assure you that third parties will not seek to recover from assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them after dissolution.

     Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering, and have agreed to vote all of their shares in favor of our dissolution and our plan for the distribution of our assets. We estimate that, in the event we liquidate the trust account and distribute those assets to our public stockholders, each public stockholder will receive approximately $8.00 per share, without taking into account interest earned on the trust account. We expect that all costs associated with implementing our dissolution and plan for the distribution of our assets, including payments to any creditors, will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders may be less than $8.00 per share. We estimate that our total costs and expenses for implementing and completing our dissolution and stockholder-approved plan of distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our certificate of dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, Churchill Capital Partners LLC has agreed to pay the costs of our dissolution in the event our remaining assets outside the trust account are insufficient to pay those costs and in the event that Churchill Capital Partners LLC is unable to pay such costs, then Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell have agreed to pay such costs.

     However, if we are unable to complete a business combination and are forced to dissolve and distribute our assets, Messrs. Fisher, Bogart and Tarlovsky and Ms. O’Connell, who are our officers and directors, will be personally jointly and severally liable and Churchill Capital Partners LLC, a stockholder, will be liable, and have agreed to indemnify us, for any claim to the extent necessary to prevent any reduction in the assets held in trust or distributed to stockholders as a result of the claim. This indemnification applies to all claims of any type, without exception, and applies regardless of whether a waiver was executed by the claimant. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. In the event that these individuals fail to satisfy these obligations or assert that the obligations in question are not covered by such indemnification, the Company would commence appropriate litigation if doing so would be in the best interests of its stockholders, which is a decision that would be made by our board of directors based on its fiduciary duties as set forth under Delaware law.

     The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution, our amended and restated certificate of incorporation provides that we must comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Compliance with Section 281(b) does not require notice periods or court review. Under Section 281(b), we must adopt a plan of distribution that will provide for payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. Following our adoption of such a plan, we may promptly liquidate and distribute the trust account to our public stockholders. Regardless of whether a corporation dissolves in accordance with Sections 280 and 281(a) or Section 281(b), the liability of a stockholder of a dissolved corporation for a claim against the corporation is limited to such stockholder’s pro rata share of the claim, and can be no greater than the amount distributed to such stockholder in dissolution. However, because our amended and restated certificate of incorporation provides that we dissolve in accordance with Section 281(b) rather than Sections 280 and 280(a), any such liability of our stockholders would extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

     In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Other than (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) up to $1.35 million of interest earned on the trust account that may be released to us to cover a portion of our operating expenses, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account. In addition, if we seek approval from our stockholders to consummate a business combination more than 18 months after the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is the 24 months from the date of this offering (assuming the 24-month deadline is applicable), our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and promptly after such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval of such plan.

Amended And Restated Certificate Of Incorporation

     Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  upon consummation of this offering, $100.0 million (or a greater amount up to $109.65 million depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination and except for up to $1.35 million of interest earned on the trust account which may be released to us to cover a portion of our operating expenses, upon our dissolution or as otherwise permitted in the amended and restated certificate of incorporation;

  prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

  we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by the public stockholders and only if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account net of income taxes payable;

  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including distribution of our assets, and we will not be able to engage in any other business activities;

  our board of directors will be required to adopt, within 15 days after the expiration of the allotted time periods, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

  we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities).

     Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies seeking to carry out a similar business plan. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

  our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

  our obligation to convert into cash shares of common stock held by our public stockholders that vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

  our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

  the requirement to acquire an operating business that has a fair market value equal to at least 80.0% of our net assets at the time of such business acquisition (all of our assets, including the funds held in the trust account other than the deferred underwriting discount, less our liabilities), could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

     We currently maintain our executive offices at 50 Revolutionary Road, Scarborough, New York 10510. The cost for this space is included in the $7,500 per-month fee which Churchill Capital Partners LLC charges us for general and administrative services pursuant to a letter agreement between us and Churchill Capital Partners LLC. We believe that, based on rents and fees for similar services in the New York, New York metropolitan area, the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

     We have four officers, all of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting And Audited Financial Statements

     We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

     We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles, or in lieu thereof, audited financial statements based upon the generally accepted accounting principles in the jurisdiction of formation or principal operation of the target business with a reconciliation to U.S. generally accepted accounting principles, cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

     To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison To Offerings Of Blank Check Companies

     The following table compares and contrasts the terms of our offering and the terms of an offering of a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discount and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering. The following table includes the proceeds from the private placement.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$100.0 million (or $109.65 million if the	$83.2 million (or $91.6 million if the
	underwriter’s over-allotment option is	underwriter’s over-allotment option is
	exercised in full) of the net offering and	exercised in full) of the offering proceeds
	private placement proceeds, including the	would be required to be deposited into
	deferred underwriting discount, will be	either an escrow account with an insured
	deposited into a trust account maintained	depositary institution or in a separate
	by JPMorgan Chase Bank, NA, acting	bank account established by broker-
	as trustee.	dealer in which the broker-dealer acts as
trustee for persons having the beneficial
interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $100.0 million (or $109.65 million	Proceeds could be invested only in
	if the underwriter’s over-allotment option	specified securities such as a money
	is exercised in full) of net offering and	market fund meeting conditions of the
	private placement proceeds held in the	Investment Company Act of 1940 or in
	trust account will only be invested in	securities that are direct obligations of, or
	U.S. “government securities,” within the	obligations guaranteed as to principal or
	meaning of Section 2(a)(16) of the	interest by, the United States.
Investment Company Act of 1940
having maturity of one hundred and
eighty days or less.

Limitation on fair value or net	The initial target business that we acquire	We would be restricted from acquiring a
assets of target business	or, if we acquire less than that 100% of	target business unless the fair value of
	the initial target business, the interest	such business or net assets to be acquired
	which we acquire in such target business,	represent at least 80.0% of the maximum
	must have a fair market value equal to	offering proceeds.
at least 80.0% of our net assets at the
time of such acquisition (all
of our assets, including the funds held in
the trust account other than the deferred
underwriting discount, less our liabilities).

Trading of securities issued	The units may commence trading on or	No trading of the units or the under lying
	promptly after the date of this prospectus.	common stock and warrants would be
	The common stock and warrants	permitted until the completion of a
	comprising the units will begin separate	business combination. During this period,
	trading five business days following the	the securities would be held in the escrow
	earlier to occur of (1) expiration or	or trust account.
termination of the underwriter’s over-
allotment option or (2) its exercise in full,
subject in either case to our having filed a
Form 8-K with audited financial statements
with the SEC and having issued a press
release announcing when such separate
trading will begin. Following the date the
common stock and warrants are eligible to
trade separately (such common stock and
warrants will be listed for trading on the
American Stock Exchange), the units will
continue to be listed for trading on the
American Stock Exchange and any
stockholder may elect to trade the common
stock or warrants separately or as a unit.

Exercise of the warrants	The warrants cannot be exercised until	The warrants could be exercised prior to
	the later of the completion of a business	the completion of a business combination,
	combination and one year from the date	but securities received and cash paid in
	of this prospectus and, accordingly, will	connection with the exercise would be
	be exercised only after the trust account	deposited in the escrow or trust account.
has been terminated and distributed.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the	A prospectus containing information
	opportunity to vote on our initial	required by the SEC would be sent to
	business combination. In connection with	each investor. Each investor would be
	seeking stockholder approval, we will	given the opportunity to notify the
	send each stockholder a proxy statement	company, in writing, within a period of no
	containing information required by the	less than 20 business days and no more
	SEC. A public stockholder following the	than 45 business days from the effective
	procedures described in this prospectus	date of the post-effective amendment, to
	is given the right to convert his or her	decide whether he or she elects to remain
	shares into his or her pro rata share of	a stockholder of the company or require
	the trust account. However, a	the return of his or her investment. If
	stockholder who does not follow these	the company has not received the
	procedures or a stockholder who does not	notification by the end of the 45th
	take any action would not be entitled	business day, funds and interest or
	to the return of any funds.	dividends, if any, held in the trust or
escrow account would automatically
be returned to the stockholder. Unless a
sufficient number of investors elect to
remain investors, all of the deposited
funds in the escrow account must be
returned to all investors and none of the
securities will be issued.

Business combination deadline	A business combination must occur	If an acquisition has not been
	within 18 months after the consummation	consummated within 18 months after
	of this offering or within 24 months	the effective date of the initial registration
	after the consummation of this offering	statement, funds held in the trust or
	if a letter of intent or definitive agreement	escrow account would be returned to
	relating to a prospective business	investors.
combination was entered into prior to
the end of the 18-month period.

Release of funds	Proceeds held in the trust account will	The proceeds held in the escrow account
	not be released until the earlier of the	would not be released until the earlier of
	completion of a business combination	the completion of a business combination
	or our dissolution upon our failure to	or the failure to effect a business
	effect a business combination within	combination within the allotted time.
the allotted time (except for up to $1.35
million of interest income earned on the
trust account that may be released to
cover a portion of our operating
expenses). While we intend, in the
event of our dissolution, to distribute
funds from our trust account to our
public stockholders as promptly as
possible pursuant to our stockholder-
approved dissolution and plan of
distribution, the actual time at which
our public stockholders receive their
funds will be longer than the five
business days required under Rule 419.

MANAGEMENT

Directors And Executive Officers

     Our current directors and executive officers are as follows:

Name	Age	Position
Itzhak Fisher	50	Chairman and Director
Christopher Bogart	41	Chief Executive Officer and Director
Elizabeth O’Connell	40	Chief Financial Officer and Director
Nir Tarlovsky	40	Executive Vice President, Business
		Development and Director
Shraga Brosh	53	Director
Gerhard Weisschädel	56	Director

     Itzhak Fisher has served as our executive Chairman and a director since our inception. Mr. Fisher is an active entrepreneur and private investor and, since 2000, has invested his own capital into a variety of ventures in the communications and technology sectors. From 2000 until November 2003, Mr. Fisher’s primary investment vehicle was Infinity Holdings (Cayman) Ltd. (and, prior to July 2001, its predecessor, Infinity Holdings Group Inc.), of which he was Chairman and which he owned in conjunction with Mr. Tarlovsky. Through Infinity, Mr. Fisher invested in more than twenty different companies in the communications and technology sectors, including Sorbie Europe B.V., the holding company of PSINet Europe B.V., a European internet company and data solutions provider of which Mr. Fisher was a director from December 2003 to August 2006, and Trendum Ltd., the predecessor to Nielsen BuzzMetrics, an internet company that measures and analyzes the content which consumers publish to public internet sites such as blogs and message boards. Mr. Fisher became a director and Co-Chairman of Trendum Ltd. upon Infinity’s investment in Trendum in November 2003 and continued in that position until January 2005 when he became executive Chairman. In February 2006, VNU NV became the majority owner of Trendum, which was renamed Nielsen BuzzMetrics Ltd., of which Mr. Fisher continues to serve as a director and executive Chairman. In November 2003, Mr. Fisher began investing through a new private investment vehicle, Pereg LLC, which he owns in conjunction with his wife. In addition to his private investment activity, Mr. Fisher is also a member of the telecommunications advisory board to New Mountain Capital LLC, an investment fund since January 2005, and is a director and Chairman of Kemlink USA Inc., a petrochemical trading firm since September 2004, and was, from January 2000 to January 2005 a member of the management advisory board to New Mountain Capital I, LLC, was from 1999 to present a member of the advisory board to the Lehman Brothers Communications Fund LP, and was from 2000 to November 2004 a member of the advisory board to Ruukki Group Oyj (formerly, A Company Finland Oyj), a Finnish telecommunications and technology investment fund. From 1994 until 2000, Mr. Fisher was the founder, President and Chief Executive Officer of RSL Communications, Ltd. (NASDAQ: RSLC), a multinational telecommunications company. From 1992 until 1994, Mr. Fisher was the founder and general manager of Clalcom, an Israeli telecom company. From 1990 until 1992, Mr. Fisher was an executive at Bezeq, the Israeli incumbent telecom provider. Mr. Fisher is a former Treasurer of the Likud Party of Israel.

     Christopher Bogart has served as our Chief Executive Officer and a director since our inception. Mr. Bogart is a Managing Director of Glenavy Capital LLC, a private investment vehicle and merchant banking firm that, among other activities, provides worldwide investment management for Ronald S. Lauder, a position he has held since June 2003. Mr. Bogart is also a member of the advisory board of Nielsen BuzzMetrics. Since January 2007, Mr. Bogart has been a Manager of the General Partner of the Glenavy International Arbitration Investment Fund, LP, an international investment vehicle that funds international treaty-based litigation. From 1998 until June 2003, Mr. Bogart held several senior executive positions at Time Warner Inc. (NYSE: TWX), including Executive Vice President & General Counsel, Time Warner Inc.; President and Chief Executive Officer, Time Warner Cable Ventures; and President and Chief Executive Officer, Time Warner Entertainment Ventures. Prior to joining Time Warner, Mr. Bogart was a litigator and antitrust lawyer with a practice focused on communications, technology and media at Cravath, Swaine & Moore. Mr. Bogart is married to Ms. O’Connell.

     Elizabeth O’Connell, CFA, has served as our Chief Financial Officer and a director since our inception. Ms. O’Connell is also a Managing Director of Glenavy Capital LLC, a position she has held since June 2003. From 2001 to June 2003, Ms. O’Connell pursued personal and family interests. From 1999 until 2001, Ms. O’Connell was a director at Credit Suisse First Boston, specializing in equity capital markets transactions in the technology sector. From 1992 until 1999, Ms. O’Connell was an investment banker at Citigroup and its predecessor Salomon Brothers Inc, specializing from 1996 on in equity capital markets transactions in the communications sector. Ms. O’Connell is married to Mr. Bogart.

     Nir Tarlovsky has served as our Executive Vice President, Business Development and a director since our inception. Mr. Tarlovsky, who resides in Tel Aviv, Israel, has invested in partnership with Mr. Fisher since 2000, serving as the managing partner overseeing all of their portfolio companies, including overseeing the acquisition, turnaround and sale of PSINet Europe, a major European data solutions provider. From 2000 until November 2003, Mr. Tarlovsky’s primary investment vehicle was Infinity Holdings (Cayman) Ltd. (and, prior to July 2001, its predecessor, Infinity Holdings Group Inc.), which he owned in conjunction with Mr. Fisher. In November 2003, Mr. Tarlovsky began investing in conjunction with Mr. Fisher through his own new private investment vehicle, Aces Holdings Ltd. From 1995 to 2000, Mr. Tarlovsky served as Vice President, Business Development for RSL Communications, Ltd. (NASDAQ: RSLC) where he oversaw investments in, and served as a director of, deltathree, Inc. (NASDAQ:DDDC) and telegate AG (Frankfurt: 511880). From 1992 to 1995 Mr. Tarlovsky was the Senior Economist at Clalcom.

     Shraga Brosh has served as a director since our inception. Mr. Brosh, who resides in Tel Aviv, Israel, is the President of the Manufacturers’ Association of Israel, the Chairman of the Federation of Israeli Economic Organizations/Chambers of Commerce, and the former Chairman of the Israel Export and International Cooperation Institute. Additionally, since 1977, Mr. Brosh has been the Chief Executive Officer of J. Brosh Marketing & Services Ltd., a diversified manufacturing concern headquartered in Israel.

     Gerhard Weisschädel has served as a director since our inception. Mr. Weisschädel, who resides in Switzerland, has been a partner at Invision, a private equity firm, since 2005. From 2000 until 2005, Mr. Weisschädel was a Managing Director of Veronis Schuler Stevenson, a private equity firm, and during that time served as Chief Executive Officer of Mediatel Holding (YBR Group), a European yellow pages firm. From 1995 until 2000, Mr. Weisschädel served as Chief Executive Officer of Deutsche Telekom Media and a Managing Director of Deutsche Telekom AG.

     Our board of directors consists of only one class of directors with each director elected for a one year term. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Advisory Board

     We also may consult, from time to time, with certain individuals whom we call our special advisors who have experience in the communications, media or technology industries. These advisors may assist us in our search for and evaluation of our target business and other matters relating to our operations. Currently we have one member of the advisory board who does not owe us any fiduciary duties with respect to the execution of his duties. Our current member of the advisory board is a stockholder of our company. No compensation of any kind, including finder’s and consulting fees, will be paid by us to any of our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. Our current advisor is as follows:

     Thomas Baxter has served as a member of the advisory board since our inception. Mr. Baxter is a private investor. From October 2001 until January 2005, Mr. Baxter served as President of Time Warner Cable, a division of Time Warner Inc. (NYSE: TWX). From 2000 to January 2001, Mr. Baxter was the President and Chief Executive of Audible, Inc. (NASDAQ: ADBL), an internet company focused on audio programming. From 1998 until 2000, Mr. Baxter was an operating partner at Evercore Partners, an investment banking and private equity firm. From 1989 until 1998, Mr. Baxter was the President of Comcast Cable. Mr. Baxter is also a director of Dycom Industries Inc. (NYSE: DY), a provider of specialty contracting services to the telecommunications industry.

Director Independence

     Our board of directors has determined that Messrs. Brosh and Weisschädel are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and as defined by the rules of the American Stock Exchange.

Audit Committee

     Our audit committee currently consists of Messrs. Brosh and Weisschädel and Ms. O’Connell.

     The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also selects the firm that will serve as our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors and evaluates all of our public financial reporting documents.

Financial Experts On Audit Committee

     As soon as practicable after the successful consummation of a business combination, we intend to have the audit committee composed entirely of “independent” directors. Each of the members of the audit committee are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

     In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Weisschädel and Ms. O’Connell satisfy the American Stock Exchange’s definition of financial sophistication and also qualify as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating And Compensation Committee

     Prior to the consummation of this offering, we will establish a nominating and compensation committee of the board of directors. This committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors and for recommending the compensation of our executive officers.

     We presently intend that the nominating and compensation committee will consist of Messrs. Brosh and Weisschädel, each of whom is an independent director under the American Stock Exchange listing standards.

Guidelines For Selecting Director Nominees

     We will establish guidelines for selecting nominees that generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company and be able to promote a diversity of views based on the person’s education, experience and professional employment.

Code Of Conduct And Ethics

     We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable Federal securities laws. The Code of Conduct and Ethics is filed as an exhibit hereto.

Executive Compensation

     No executive officer has received any cash compensation for services rendered. Other than the $7,500 monthly fee described above that we pay to Churchill Capital Partners LLC, our principal stockholder, for providing us with office space and certain office and administrative services, no compensation of any kind, including finder’s and consulting fees, will be paid by us or any other entity to any of our existing stockholders, our directors, our advisors or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, we will reimburse such persons for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts Of Interest

     Potential investors should be aware of the following potential conflicts of interest:

  none of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete description of our management’s other affiliations, see the previous section entitled “Directors And Executive Officers.”

  our officers and directors are currently, and may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. For example, our executive officers, in addition to being stockholders of Nielsen BuzzMetrics are actively involved in the operational and transactional activities of Nielsen BuzzMetrics. Itzhak Fisher, our Chairman and a Director, is a director and the executive chairman of Nielsen BuzzMetrics, Christopher Bogart, our Chief Executive Officer and a Director, is a member of the advisory board of Nielsen BuzzMetrics, Elizabeth O’Connell, our Chief Financial Officer and a Director, advises Nielsen BuzzMetrics in an unofficial capacity and Nir Tarlovsky, our Executive Vice President, Corporate Development and a Director advises Nielsen BuzzMetrics in an unofficial capacity. For background information of our officers and directors, see the previous section entitled “Directors And Executive Officers.”

  since our directors own shares of our common stock that will become transferable only if a business combination is completed and warrants that will expire worthless if a business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination.

  our directors and officers may enter into consulting or employment agreements with us as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination; such agreements will be negotiated at the same time as the business combination agreement is being negotiated but these agreements will be one of, but not the determining factor as to which target business is chosen.

  the personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. These interests may include their equity interests in the company, reimbursements for expenses to the extent we have access to insufficient proceeds outside of the trust account for such reimbursement and any interest in employment with potential target businesses.

  directors and officers will receive reimbursement for out-of-pocket expenses incident to the offering and identifying and investigating a suitable business combination.

  we may enter into a business combination with an entity affiliated with one of our officers and directors.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     Certain of our officers and directors have pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary obligation to, he may honor his pre-existing fiduciary obligation to that entity. Accordingly, he may not present opportunities to us that otherwise may be attractive to such entity unless it has declined to accept such opportunities.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then owned by them in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and voted in connection with our initial business combination. In addition, they have agreed to waive their respective rights to conversion of their shares in connection with the vote on our initial business combination and to participate in any distribution, but only with respect to those shares of common stock acquired by them prior to this offering.

     To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity, which is affiliated with any of our existing stockholders, officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

     Set forth below is a description of the potential conflicts of interest of each director as a result of his or her existing fiduciary obligations.

     Itzhak Fisher may have a conflict of interest as he has fiduciary obligations to Nielsen BuzzMetrics. He will present opportunities in Nielsen BuzzMetrics’s narrow field of business of measuring and analyzing the content that consumers publish to public internet sites such as blogs and message boards first to Nielsen BuzzMetrics, and only then to us, if Nielsen BuzzMetrics does not pursue them. Subject to this, he will present all other opportunities to us.

     Gerhard Weisschadel may have a conflict of interest as his primary fiduciary obligation is to Invision, which is active in the same industry as we are and considers transactions of comparable size and scale as our anticipated business combination. Because of his position with and obligations to Invision, he will present all opportunities with which he is approached to Invision, and not to us. However, when we consult with him about opportunities that we have developed independently, he will consider them in his capacity as a director of ours and will not reveal them to Invision.

     The other officers and directors do not have a conflict of interest. None of our officers and directors has initiated any contacts or discussions on our behalf. None of the officers or directors has established any individual criteria for use by us when such contacts or discussions begin.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) and the private placement, by:

  each beneficial owner of more than 5% of our outstanding shares of common stock;

  each of our officers and directors; and

  all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and		Approximate Percentage of
	Nature of		Outstanding Common Stock
	Beneficial		Before	After
Name and Address of Beneficial Owner	Ownership		Offering	Offering(1)
Itzhak Fisher
155 W 70th Street
New York, NY 10023	3,035,000	(2)	97.1	19.4
Christopher P. Bogart
50 Revolutionary Road
Scarborough, NY 10510	3,035,000	(3)	97.1	19.4
Elizabeth O’Connell
50 Revolutionary Road
Scarborough, NY 10510	3,035,000	(4)	97.1	19.4
Nir Tarlovsky
8 Hamenofim
Herzelia Pituach, Israel	3,035,000	(5)	97.1	19.4
Shraga Brosh
39 Mazada St.
Ramat-Gan, Israel	30,000		1.0	0.2
Gerhard Weisschädel
Dolderstrasse 87A, CH-Zurich	30,000		1.0	0.2
All directors and executive officers as a group (6 individuals)	3,095,000		99.0	19.8

____________
(1)

Assumes the sale of 12,500,000 units in this offering but not (a) the exercise of (i) the 12,500,000 warrants to purchase our common stock included in such units or (ii) the underwriter’s over-allotment option, or (b) the purchase by any beneficial owner of shares in the offering or aftermarket.

(2)

Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Pereg Hill LLC, a Delaware limited liability company beneficially owned by Mr. Fisher is a member. Pereg Hill LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. This does not include 5,000,000 shares of common stock issuable upon exercise of the sponsor warrants.

(3)

Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell, and The CHV Bogart Family Trust, of which Mr. Bogart is the grantor, are members. Churchill Glenavy Holdings LLC and The CHV Bogart Family Trust share voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. This does not include 5,000,000 shares of common stock issuable upon exercise of the sponsor warrants.

(4)

Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell is a member. Churchill Glenavy Holdings LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. This does not include 5,000,000 shares of common stock issuable upon exercise of the sponsor warrants.

(5)

Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Mr. Tarlovsky is a member. Mr. Tarlovsky shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. This does not include 5,000,000 shares of common stock issuable upon exercise of the sponsor warrants.

     Churchill Capital Partners LLC, our principal stockholder, was formed in Delaware on June 26, 2006 as a holding company to (i) hold shares of our common stock on behalf of (a) Itzhak Fisher through Pereg Hill LLC, a Delaware limited liability company that is beneficially owned by Itzhak Fisher, (b) Christopher Bogart and Elizabeth O’Connell through Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Christopher Bogart and Elizabeth O’Connell, and The CHV Bogart Family Trust, of which Christopher Bogart is the grantor and (c ) Nir Tarlovsky and (ii) provide administrative services to us.

     The Operating Agreement of Churchill Capital Partners LLC contains provisions (i) requiring supermajority consent of its members to certain votes and other actions by such limited liability company as a holder of our securities, including with respect to mergers, consolidations, sales of material assets, liquidation, dissolution, issuance of debt and equity securities, election and removal of directors, and proposed transactions between us and members of such limited liability company or certain of their affiliates, (ii) providing for the expulsion or withdrawal of one or more members upon the occurrence of certain events, and (iii) regarding the contribution by its members and certain of their affiliates of any of our securities or options to acquire our securities that may from time to time be granted to or held by such members or such affiliates, other than as members of the limited liability company.

     Immediately after the completion of the offering and the private placement, our existing stockholders (who include all of our officers, directors and advisor) collectively will beneficially own 20.0% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). As a result, our existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, other than approval of our initial business combination.

     All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements restricting their sale or other transfer until the earliest of:

  one year following the date of the business combination;

  our dissolution; or

  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

     The sponsor warrants purchased in the private placement will be subject to the same lock-up restrictions, except that the lock-up period will end upon consummation of our initial business combination.

     During the applicable lock-up period, the holders of these shares of common stock and sponsor warrants will not be able to sell or transfer their securities except (i) to their affiliated companies, (ii) by gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of the holder or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of the holder, (iv) pursuant to a qualified domestic relations order, or (v) in the event of our dissolution prior to our initial business combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating an initial business combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) – (iv) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the lock-up agreement, including with respect to the voting requirements pertaining to the shares held by our existing stockholders. The holders of these shares will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and dissolve, none of our existing stockholders will receive any portion of the distribution proceeds with respect to common stock owned by them prior to the date of this prospectus.

     The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Messrs. Bogart, Fisher and Tarlovsky and Ms. O’Connell are our “promoters,” as defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     On July 11, 2006, we entered into a Unit Purchase Agreement with Churchill Capital Partners LLC (the “Unit Purchase Agreement”) for the sale of 500,000 units for an aggregate purchase price of $4,000,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Unit Purchase Agreement was terminated and we and Churchill entered into a Warrant Purchase Agreement, dated September 5, 2006, pursuant to which Churchill has agreed to acquire 4,000,000 warrants for a purchase price of $4,000,000. We have not yet received any payments for the warrants. Accordingly, to the extent the sponsor warrants are deemed to be exchanged for the units under the Unit Purchase Agreement, we are relying on the exemption from registration provided under Sections 3(a)(9) and 4(2) of the Securities Act. We and Churchill entered into a Supplemental Warrant Purchase Agreement, dated February 9, 2007, pursuant to which Churchill has agreed to acquire 1,000,000 warrants for a purchase price of $1,000,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On July 6, 2006, we entered into a Subscription Agreement with Churchill for the sale of 3,160,000 units for a purchase price of $15,800 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. We entered into an Amended and Restated Subscription Agreement, dated July 6, 2006 and executed on September 4, 2006, and we exchanged 3,160,000 units for 3,160,000 shares of common stock in reliance upon the exemptions from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act. On September 5, 2006, we agreed to purchase 125,000 shares of common stock and retired the shares and returned $625 (the amount paid for such shares, assuming no value is ascribed to the cancelled warrants) in order to effect a reduction in our capital.

     We entered into Subscription Agreements, dated July 6, 2006, with each of Thomas Baxter, Shraga Brosh and Gerhard Weisschädel for the sale of 30,000 units to each of them in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. We entered into an Amended and Restated Subscription Agreement, dated July 6, 2006 and executed on September 4, 2006, and exchanged 30,000 units for 30,000 shares of common stock in reliance upon the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act.

     The holders of the majority of these shares, along with the holders of the sponsor warrants and the shares of common stock underlying the sponsor warrants are entitled to make up to two demands that we register the resale of their shares. The holders of the majority of these shares, the sponsor warrants and the shares of common stock underlying the sponsor warrants may elect to exercise these registration rights at any time after completion of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to completion of our initial business combination, subject to transfer restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

     As part of this offering, our friends, employees and directors may purchase up to an aggregate of 600,000 units at the initial public offering price through a directed unit program. For a more complete discussion of the directed unit program, see the section below entitled “Underwriting.”

     Mr. Bogart, our Chief Executive Officer and a Director, and Ms. O’Connell, our Chief Financial Officer and a Director, are husband and wife.

     We have agreed to pay to Churchill Capital Partners LLC, our principal stockholder, a monthly fee of $7,500 for general and administrative services including office space, utilities and administrative support. We will pay Churchill Capital Partners LLC the $7,500 fee each month until the earlier of (i) the completion of our initial business combination and (ii) our dissolution. The arrangement with Churchill Capital Partners LLC is solely for our benefit and is not intended to provide any of our officers or directors with compensation in lieu of a salary. We believe that, based on rents and fees for similar services in the New York, New York metropolitan area, the fee charged by Churchill Capital Partners LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

     Churchill Capital Partners LLC has advanced $240,000 to us interest-free as of the date of this prospectus to cover expenses related to this offering. The loan will be due and payable on the consummation of this offering. We intend to repay this loan from the net proceeds of this offering not being placed in the trust account.

     We will reimburse our officers and directors and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of such out-of-pocket expenses that are reimbursable by us, which will be reviewed only by our audit committee or a court of competent jurisdiction if such reimbursement is challenged.

     Other than the $7,500 per-month administrative fee described above and reimbursable out-of-pocket expenses payable to our officers, directors and advisory board members, no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us or any other person or entity to any of our stockholders, officers, directors, advisory board members or their affiliated entities prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

     Our board of directors has adopted a general policy that related party transactions, including determination of executive compensation, should be on terms no less favorable to the Company than terms available in bona fide third party transactions.

DESCRIPTION OF SECURITIES

General

     We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by four record holders. No shares of preferred stock are currently outstanding.

Units

     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. The common stock and warrants comprising the units sold in this offering will begin separate trading five business days following the earlier to occur of (1) expiration or termination of the underwriter’s over-allotment option or (2) its exercise in full, subject in either case to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants begin to trade separately until we have filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after consummation of this offering which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

     On July 11, 2006, we entered into a Unit Purchase Agreement with Churchill Capital Partners LLC (the “Unit Purchase Agreement”) for the sale of 500,000 units for an aggregate purchase price of $4,000,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Unit Purchase Agreement was terminated and we and Churchill entered into a Warrant Purchase Agreement, dated September 5, 2006, pursuant to which Churchill has agreed to acquire 4,000,000 warrants for a purchase price of $4,000,000. We have not yet received any payments for the warrants. Accordingly, to the extent the sponsor warrants are deemed to be exchanged for the units under the Unit Purchase Agreement, we are relying on the exemption from registration provided under Sections 3(a)(9) and 4(2) of the Securities Act. We and Churchill entered into a Supplemental Warrant Purchase Agreement, dated February 9, 2007, pursuant to which Churchill has agreed to acquire 1,000,000 warrants for a purchase price of $1,000,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

     On July 6, 2006, we entered into a Subscription Agreement with Churchill for the sale of 3,160,000 units for a purchase price of $15,800 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. We entered into an Amended and Restated Subscription Agreement, dated July 6, 2006 and executed on September 4, 2006, and we exchanged 3,160,000 units for 3,160,000 shares of common stock in reliance upon the exemptions from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act. On September 5, 2006, we agreed to purchase 125,000 shares of common stock and retired the shares and returned $625 (the amount paid for such shares, assuming no value is ascribed to the cancelled warrants) in order to effect a reduction in our capital.

     We entered into Subscription Agreements, dated July 6, 2006, with each of Thomas Baxter, Shraga Brosh and Gerhard Weisschädel for the sale of 30,000 units to each of them in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. We entered into an Amended and Restated Subscription Agreement, dated July 6, 2006 and executed on September 4, 2006, and exchanged 30,000 units for 30,000 shares of common stock in reliance upon the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act.

     Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock then-owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights and hold shares through the business combination.

     Our board of directors has one class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

     If we are forced to dissolve prior to a business combination, our public stockholders are entitled to share ratably in the funds then in the trust account, inclusive of any interest, net of up to $1.35 million of the interest earned on the trust account which may be released to us to cover a portion of our operating expenses, and any net assets remaining available for distribution to them after payment of liabilities, including taxes. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering or acquired in the private placement if we are forced to dissolve.

     If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within the 18-month period and the business combination has not yet been consummated within the 18-month period), then we will be obligated to take all action necessary to dissolve. Upon our dissolution, the funds held in the trust account will be distributed to our public stockholders in accordance with the trust agreement and we will dissolve and liquidate our remaining assets as soon as possible in accordance with Delaware law. Under Delaware law, we are required to pay, or make provision for the payment of, our creditors out of our remaining assets and we are required to make liquidating distributions to our stockholders of any assets remaining after our creditors have been paid in full or amounts have been reserved and set aside for that purpose. Our existing stockholders have agreed to waive their respective rights with respect to shares outstanding before this offering, including shares purchased in the private placement, to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all of the shares of common stock owned by them immediately prior to this offering.

     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account (excluding the deferred underwriting discount) if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

     Our amended and restated certificate of incorporation authorizes the issuance of 25,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

     As of the date of this prospectus there are no warrants outstanding. Each warrant to be issued in this offering as part of a unit entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share payable in cash or via a “cashless” exercise, subject to adjustment as discussed below, at any time commencing on the later of:

  the completion of a business combination; and

  one year from the date of this prospectus.

     The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time.

     We may call the warrants for redemption at any time after the warrants become exercisable:

  in whole and not in part,

  at a price of $0.01 per warrant at any time after the warrants become exercisable,

  upon not less than 30 days’ prior written notice of redemption to each warrant holder, and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

     We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there is no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of an extraordinary dividend, stock dividend, stock split, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and in no circumstances will we be required to cash settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will elect, upon exercise, to either (i) round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder or (ii) pay out the fractional interest in cash.

Sponsor Warrants

     Upon the completion of the private placement to Churchill Capital Partners LLC, sponsor warrants to purchase 5,000,000 shares of common stock at a price of $1.00 per warrant will be outstanding. The sponsor warrants will have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that these warrants (i) will not be transferable or salable by Churchill Capital Partners LLC or its permitted transferees until we complete a business combination, and (ii) will be non-redeemable so long as Churchill Capital Partners LLC or its permitted transferees hold such warrants. Churchill Capital Partners LLC will be permitted to transfer sponsor warrants to members of our management team and our employees, but the transferees receiving such sponsor warrants must first agree to be subject to the same sale restrictions imposed on Churchill Capital Partners LLC. For a description of certain other restrictions relevant to the transfer of the sponsor warrants, see “Description of Securities — SEC Position On Rule 144 Sales.” In addition, commencing on the date such warrants become exercisable, the sponsor warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Dividends

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent And Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible For Future Sale

     Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 16,875,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 13,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144 because they were issued in private transactions not involving public offerings. None of those shares will be eligible for sale under Rule 144 prior to July 6, 2007 under any circumstances and may never be eligible for sale under Rule 144 pursuant to the SEC’s current position on this matter. See “Description of Securities — SEC Position On Rule 144 Sales.” Notwithstanding this, none of those shares will be transferable for a period of one year from the date of the closing of our initial business combination (except shares purchased in the private placement which will be transferable upon consummation of a business combination) and will be released from such transfer restrictions prior to such dates only under limited circumstances such as our dissolution prior to a business combination or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 168,750 shares if the underwriter exercises its over-allotment option); and

  if the common stock is listed on a national securities exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position On Rule 144 Sales

     The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

     The holders of all of our issued and outstanding shares of common stock on the date of this prospectus and Churchill Capital Partners LLC, the holder of the sponsor warrants and the underlying shares of common stock, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. These investors are entitled to make up to two demands that we register these securities. These investors can elect to exercise these registration rights at any time after the date on which these shares of common stock are no longer subject to the transfer restrictions or, in the case of the sponsor warrants or the underlying common stock, after such sponsor warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are no longer subject to the transfer restrictions or, in the case of the sponsor warrants and underlying shares of common stock, the date such warrants become exercisable. Certain persons and entities that receive any of the above described securities from these investors will, under certain circumstances, be entitled to the registration rights described herein. We are only required to use our best efforts to cause registration statements relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

     The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

     This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, or IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

     As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

     The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of units, common stock and warrants.

     This discussion is only a summary of material United States federal tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, non-U.S. or non-income tax laws and any applicable tax treaty.

General

     There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values.

     Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax conse-

quences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences Of An Investment In Our Common Stock

Dividends And Distributions.

     If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

     Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

     Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable tax treaty or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

     Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

     A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain Or Loss On Sale, Exchange Or Other Taxable Disposition Of Common Stock.

     In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is substantial uncertainty, however, whether the conversion rights with respect to the common stock that are described above may prevent a U.S. holder from satisfying the applicable holding period requirements. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder’s adjusted tax basis in the share of common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

     Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns more than five percent of the common stock.

     Net gain realized by an individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

     We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion Of Common Stock.

     In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

     In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the stockholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

     If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “Dividends and Distributions”. After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences Of An Investment In The Warrants

Exercise Of A Warrant.

     Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “General”) and the exercise price (i.e., initially, $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Call, Or Expiration Of A Warrant.

     Upon a sale, exchange (other than by exercise), call, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

     The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a disposition of our common stock, as described under “Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

     Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting And Backup Withholding

     Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

     The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

     A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

     Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement, the underwriter named below, Banc of America Securities LLC, has agreed to purchase from us the following number of units at a public offering price less the underwriting discount and commission set forth on the cover page of this prospectus:

Underwriter	Number of Units
Banc of America Securities LLC	[________]
Total	12,500,000

     The underwriting agreement provides that the obligation of the underwriter to purchase all of the units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

     We have been advised by the underwriter that the underwriter proposes to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $______ per unit under the public offering price. The underwriter may allow, and these dealers may re-allow, a concession of not more than $_______ per unit to other dealers. After the initial public offering, the underwriter may change the offering price and other selling terms.

     We have granted to the underwriter an option, exercisable not later than 30 days after the effective date of the registration statement, to purchase up to 1,250,000 additional units at the public offering price less the underwriting discount and commissions set forth on the cover of this prospectus. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriter exercises this option, the underwriter will become obligated, subject to conditions, to purchase these additional units. We will be obligated, pursuant to the option, to sell these additional units to the underwriter to the extent the option is exercised. If any additional units are purchased, the underwriter will offer the additional units on the same terms as those on which the other units are being offered hereunder.

     The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriter by us. The amounts are shown assuming no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit (1)	$0.28	$0.28
Total	$3,500,000	$3,850,000

     (1) The total underwriting discount as a percentage of the gross offering proceeds is equal to 3.5%. This amount excludes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $3,500,000 ($3,850,000 if the underwriter’s over-allotment option is exercised in full), or $0.28 per share, which will be deposited in the trust account and which the underwriter has agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriter has agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights in connection with our initial business combination) will be released to the underwriter upon our consummation of a business combination. If we do not consummate a business combination, the deferred underwriting discounts and commissions will not be paid to the underwriter and the full amount plus the interest thereon will be included in the amount available to our public stockholders following our dissolution and liquidation. The underwriter will not be entitled to any interest accrued on the deferred underwriting discount.

Directed Unit Program

     At our request, the underwriter has reserved up to 600,000 of the units for sale at the initial public offering price through a directed unit program to persons who are friends, directors or officers of the company. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriter to the public on the same basis as all other units offered. We have agreed to indemnify the underwriter against certain liabilities and expenses, including liabilities under the Securities Act of 1933, as amended, in connection with the sales of the directed units.

Pricing Of This Offering

     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  the history and prospects of companies whose principal business is the acquisition of other companies;

  prior offerings of those companies;

  our prospects for acquiring an operating business at attractive values;

  our capital structure;

  an assessment of our management and their experience in identifying operating companies;

  general conditions of the securities markets at the time of the offering; and

  other factors as were deemed relevant.

     However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization And Short Positions

     In order to facilitate the offering of our units, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriter may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when the underwriter sells more units than the underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriter’s over-allotment option to purchase additional units in the offering described above. The underwriter may close out any covered short position by either exercising its over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriter will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriter may bid for, and purchase, units in the open market. These transactions may be effected on the American Stock Exchange or otherwise.

Discretionary Accounts

     The underwriter has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the units.

Listing

     There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol CHV.U on or promptly after the date of this prospectus. Once the securities comprising the units begin trading separately, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols CHV and CHV.W, respectively.

Lock-up Agreement

     Each of our executive officers, directors and existing stockholders have entered into a lock-up agreement with the underwriter. Under the terms of this agreement, our executive officers, directors and existing stockholders have agreed not to enter into any agreement to sell or transfer any of their shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, for a period of one year from the date of the consummation of the initial business combination in the case of the common shares owned by our executive officers, directors and existing stockholders, and upon the consummation of the initial business combination in the case of the private placement warrants.

Selling Restrictions

     The underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers units or has in its possession or distributes the prospectus.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the units to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)

in any other circumstances falling within Article 3 (2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by the company or the Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations there-under; none of this prospectus or any other materials related to the offering or information contained therein relating to the units has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any Securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

     The underwriter acknowledges that:

(i)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

     This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

     The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

     Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

     Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

     The prospectus and the information contained therein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

     Italy has only partially implemented the Prospectus Directive, and the provisions above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

     Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Israel

     This prospectus has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed at, investors listed in the first addendum, or the Addendum, to the Securities Law, mainly, joint investment funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange purchasing for their own account themselves, underwriters purchasing for their own account, venture capital funds and corporations with a shareholders equity in excess of NIS 250 million, each as defined in the Addendum, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we and/or the underwriter may distribute and direct this prospectus, at their sole discretion, to investors who do not fall within one of the definitions in the Addendum, provided that the number of such investors shall be no greater than 35 in any 12-month period.

Other Terms

     Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so, the underwriter may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the effective date of the registration statement, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

     We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

     The validity of the securities offered in this prospectus is being passed upon for us by Reitler Brown & Rosenblatt LLC, New York, New York. Bingham McCutchen LLP is acting as counsel for the underwriter in this offering.

EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by Eisner LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report referred to above are included in reliance upon their report given upon the authority of Eisner LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

Churchill Ventures Ltd.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders
Churchill Ventures Ltd.

     We have audited the accompanying balance sheet of Churchill Ventures Ltd., a corporation in the development stage, (the Company) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period June 26, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Churchill Ventures Ltd. as of December 31, 2006, and the results of its operations and its cash flows for the period June 26, 2006 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP

New York, New York
February 9, 2007

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in the development stage)

Balance Sheet
December 31, 2006

Assets
Current asset—Cash	$91,439
Deferred offering costs	195,586
Total assets	$287,025

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$32,400
Note payable to affiliate	240,000
Total current liabilities	272,400

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares
authorized; none issued and outstanding	$—
Common Stock, $0.001 par value, 250,000,000 shares
authorized; 3,125,000 shares issued and outstanding	3,125
Additional paid-in capital	12,500
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	14,625
Total liabilities and stockholders’ equity	$287,025

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in the development stage)

Statement of Operations
For the period from June 26, 2006 (inception) to December 31, 2006

Formation and operating costs	$1,000
Net loss	$(1,000)
Basic and diluted net loss per share	$(0.00)
Weighted average shares outstanding – basic and diluted	3,125,000

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in the development stage)

Statement of Stockholders’ Equity
For the period from June 26, 2006 (Inception) to December 31, 2006

				Deficit
				Accumulated
				During the
	Common Stock		Add’l Paid-	Development	Stockholders’
	Shares	Amount	In Capital	Stage	Equity
Initial capital from founding
stockholders for cash June 26, 2006	3,250,000	$3,250	$13,000		$16,250
Net (loss) during the development stage	—	—	—	$(1,000)	(1,000)
Repurchase and retirement of common stock	(125,000)	$(125)	$(500)		$(625)
Balance at December 31, 2006	3,125,000	$3,125	$12,500	$(1,000)	$14,625

The accompanying notes are an integral part of the financial statements.

Churchill Ventures Ltd.
(a corporation in the development stage)

Statement of Cash Flows
For the period from June 26, 2006 (Inception) to December 31, 2006

Cash flows from operating activities:
Net (loss)	$(1,000)
Net cash used in operating activities	(1,000)
Cash flows from financing activities:
Proceeds from note payable to affiliate	240,000
Proceeds from sale of units	16,250
Deferred offering costs	(163,186)
Repurchase and retirement of common stock	(625)
Net cash provided by financing activities	92,439
Net increase in cash	91,439
Cash beginning of period	—
Cash end of period	$91,439
Supplemental Disclosures:
Schedule of non-cash financing activities
Increase in deferred offering costs	$32,400
Increase in accrued expenses	$32,400

The accompanying notes are an integral part of the financial statements.

CHURCHILL VENTURES LTD.
(a corporation in the development stage)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

     Churchill Ventures Ltd. (the “Company”) is a blank check company incorporated on June 26, 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries.

     At December 31, 2006, the Company had not commenced any operations. All activity through December 31, 2006 relates to the Company’s formation and of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

     The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries. As used herein, a “Business Combination” shall mean the acquisition of one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80.0% of the Company’s net assets (all of the Company’s assets, including the funds to be held in the trust account excluding deferred underwriting discount from the proposed offering of $3.5 million or $3.85 million if the over-allotment option is exercised in full).

     Upon closing of the Proposed Offering, approximately 100.0% of the proceeds ($100.0 million, or $109.65 million if the over-allotment option is exercised in full) of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the dissolution of the Company. The proceeds in the trust account include the deferred underwriting discount of $3.5 million ($3.85 million if the over-allotment option is exercised in full) that will be released to the underwriter on completion of a Business Combination (subject to a $0.28 per share reduction for public stockholders who exercise their conversion rights). Interest (net of taxes) earned on assets held in the trust account will remain in the trust. However, up to $1.35 million of the interest earned on the trust account (net of taxes payable on such interest) may be released to the Company to cover a portion of the Company’s operating expenses.

     The Company will seek stockholder approval before it will effect any Business Combination. In connection with the stockholder vote required to approve any Business Combination, the Company’s existing stockholders including all of the Company’s officers, directors and advisors have agreed to vote the shares of common stock then-owned by them in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 20% of the shares sold in the Public Offering exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 18 months has not yet passed since closing of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period), the Company may combine with another Target Business meeting the fair market value criterion described above.

     Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account including the deferred underwriter’s discount, and including any interest earned on their portion of the trust account, net of up to $1.35 million of the interest earned on the trust account which may be released to the Company to cover a portion of the Company’s operating expenses and income taxes payable thereon if a Business Combination is approved and completed. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

     The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed

CHURCHILL VENTURES LTD.
(a corporation in the development stage)

Notes to Financial Statements—(Continued)

Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not yet been consummated within such 18 month period.) In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 — Summary of Significant Accounting Policies

Loss per Common Share

     Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

     Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $350. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006.

     The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

Deferred offering costs

     The costs associated with the Company’s proposed initial public offering have been recorded as deferred offering costs and will reduce additional paid in capital if the offering is successful. Should the offering not be consummated, the deferred offering costs will be recognized as a charge to operations.

Recently issued accounting pronouncements

     The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

     The Proposed Offering calls for the Company to offer for public sale 12,500,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00, or at the holder’s option via “cashless” exercise, commencing the later of the completion of a Business Combination with a Target Business or one year from the date of this prospectus and expiring four years from the date of this prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

CHURCHILL VENTURES LTD.
(a corporation in the development stage)

Notes to Financial Statements—(Continued)

     In accordance with the Warrant Agreement related to the warrants (the “Warrant Agreement”), the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

Note 4 — Note Payable to Affiliate and Related Party Transactions

     The Company issued an aggregate $240,000 unsecured promissory note to Churchill Capital Partners LLC on July 6, 2006. The note is non-interest bearing and is payable on the consummation of the offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated its carrying amount. As of December 31, 2006, Churchill Capital Partners LLC and the Company’s outside directors and advisor owned all of the outstanding equity interests in the Company.

     The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to Churchill Capital Partners LLC. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of the Company’s Business Combination, or (ii) the Company’s dissolution.

     Churchill Capital Partners LLC, the Company’s principal stockholder, has agreed to acquire warrants to purchase 5,000,000 shares of Common Stock from the Company at a price of $1.00 per warrant for a total of $5,000,000 in a private placement prior to the completion of this offering. Churchill Capital Partners LLC has further agreed that it will not sell or transfer these warrants until after the Company consummates a Business Combination.

Note 5 — Common Stock

     As of December 31, 2006, 3,125,000 shares of common stock are outstanding, held by four stockholders. On July 6, 2006, the Company issued 3,160,000 units to Churchill Capital Partners LLC for $15,800 in cash, at an average purchase price of approximately $0.005 per unit. On September 4, 2006, the Company agreed with Churchill Capital Partners LLC to exchange the 3,160,000 units for 3,160,000 shares of common stock, and on September 5, 2006 also retired 125,000 shares of the common stock issued to Churchill Capital Partners LLC and returned $625 to Churchill Capital Partners LLC to effect the reduction in the Company’s capital.

     On July 6, 2006, the Company issued 30,000 units each to two of its directors and one advisor for $150 in cash, at an average purchase price of approximately $0.005 per unit. On September 4, 2006, the Company agreed with those unitholders to exchange the 30,000 units for 30,000 shares of common stock.

Note 6 — Preferred Stock

     The Company is authorized to issue 25,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

(This page intentionally left blank.)

     No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

     Until [                     ], 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$100,000,000

CHURCHILL VENTURES LTD.

12,500,000 Units

_____________________

Prospectus
[______________] [__], 2007
_____________________

Banc of America Securities LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$20,598
NASD filing fee	$19,750
Accounting fees and expenses	$50,000
Printing and engraving expenses	$60,000
Legal fees and expenses	$250,000
American Stock Exchange Filing Fee	$65,000
Miscellaneous	$84,652	(1)
Total	$550,000

____________
(1)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs, the annual fees charged by JPMorgan Chase Bank, NA for acting as trustee and the fees charged by Continental Stock Transfer & Trust Company for acting as transfer agent for the registrant’s common stock and for acting as warrant agent for the registrant’s warrants.

Item 14. Indemnification of Directors and Officers.

     Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     “Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

     “The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

     On July 11, 2006, we entered into a Unit Purchase Agreement with Churchill Capital Partners LLC (the “Unit Purchase Agreement”) for the sale of 500,000 units for an aggregate purchase price of $4,000,000 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as it is a transaction by us not involving a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, this transaction does not involve a public offering, since the offer and sale of units is to Churchill Capital Partners LLC, an entity whose members are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering. The Unit Purchase Agreement was terminated and we and Churchill entered into a Warrant Purchase Agreement, dated September 5, 2006, pursuant to which Churchill has agreed to acquire 4,000,000 warrants for a purchase price of $4,000,000. We have not yet received any payments for the warrants. Accordingly, to the extent the sponsor warrants are deemed to be exchanged for the units under the Unit Purchase Agreement, we are relying on the exemption from registration provided under Sections 3(a)(9) and 4(2) of the Securities Act. We are relying on Section 3(a)(9) of the Securities Act, as we have exchanged the units for our warrants with Churchill Capital Partners LLC, our existing unit holder, and no commission or other remuneration has been paid or given, directly or indirectly for soliciting such exchange. We and Churchill entered into a Supplemental Warrant Purchase Agreement, dated February 9, 2007, pursuant to which Churchill has agreed to acquire 1,000,000 warrants for a purchase price of $1,000,000. For the issuance of the warrants to Churchill Capital Partners LLC pursuant to the Warrant Purchase Agreements, we are also relying on Section 4(2) of the Securities Act, as this is a transaction by us not involving a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, this transaction does not involve a public offering, since the offer and sale of warrants is to Churchill Capital Partners LLC, an entity whose members are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering.

     On July 6, 2006, we entered into a Subscription Agreement with Churchill for the sale of 3,160,000 units for a purchase price of $15,800 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as it is a transaction by us not involving a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, this transaction does not involve a public offering, since the offer and sale of units is to Churchill Capital Partners LLC, an entity whose members are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering. We entered into an Amended and Restated Subscription Agreement, dated

July 6, 2006 and executed on September 4, 2006, and we exchanged 3,160,000 units for 3,160,000 shares of common stock in reliance upon the exemptions from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act. We are relying on Section 3(a)(9) of the Securities Act, as we have exchanged the units for our shares of common stock with Churchill Capital Partners LLC, our existing unit holder, and no commission or other remuneration has been paid or given, directly or indirectly for soliciting such exchange. For the issuance of the common stock to Churchill Capital Partners LLC pursuant to the Amended and Restated Subscription Agreement, we are also relying on Section 4(2) of the Securities Act, as this is a transaction by us not involving a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, this transaction does not involve a public offering, since the offer and sale of the shares of common stock is to Churchill Capital Partners LLC, an entity whose members are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering. On September 5, 2006, we agreed to purchase 125,000 shares of common stock and retired the shares and returned $625 (the amount paid for such shares, assuming no value is ascribed to the cancelled warrants) in order to effect a reduction in our capital.

     We entered into Subscription Agreements, dated July 6, 2006, with each of Thomas Baxter, Shraga Brosh and Gerhard Weisschadel for the sale of 30,000 units to each of them in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as each is a transaction by us not involving a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, each of these transactions does not involve a public offering, since the offer and sale of units is to individuals who are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering. We entered into an Amended and Restated Subscription Agreement, dated July 6, 2006 and executed on September 4, 2006, and exchanged 30,000 units for 30,000 shares of common stock in reliance upon the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act. We are relying on Section 3(a)(9) of the Securities Act, as we have exchanged the units for our shares of common stock with Thomas Baxter, Shraga Brosh and Gerhard Weisschädel, each of whom is an existing unit holder, and no commission or other remuneration has been paid or given, directly or indirectly for soliciting such exchange. For the issuance of the common stock to each of Thomas Baxter, Shraga Brosh and Gerhard Weisschädel pursuant to Amended and Restated Subscription Agreements, we are also relying on Section 4(2) of the Securities Act, as each such sale does not involve a public offering. As required under Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act, the transactions do not involve a public offering, since the offer and sale of the shares of common stock is to individuals who are accredited investors as defined in Regulation D and there are no more than 35 purchasers in the offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of the Registrant.

3.2	By-laws of the Registrant.**

4.1	Specimen Unit Certificate.**

4.2	Specimen Common Stock Certificate.**

4.3	Specimen Warrant Certificate. **

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Reitler Brown & Rosenblatt LLC.**

10.1	Form of Letter Agreement between the Registrant and Itzhak Fisher.**

10.2	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC.**

10.3	Form of Letter Agreement between the Registrant and Thomas Baxter.**

10.4	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Churchill Capital Partners LLC and the Registrant.**

10.5	Amended and Restated Subscription Agreement, dated as July 6, 2006, between Tom Baxter and the Registrant. **

10.6	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Shraga Brosh and the Registrant. **

10.7	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Gerhard Weisschädel and the Registrant. **

10.8	Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant.

10.9	Letter Agreement between Churchill Capital Partners LLC and Registrant regarding administrative support. **

10.10	Promissory Note, dated July 6, 2006 in the principal amount of $240,000 issued by the Registrant to Churchill Capital Partners LLC. **

10.11	Form of Registration Rights Agreement among the Registrant and the existing Stockholders. **

10.12	Form of Warrant Purchase Agreement among the Registrant and the existing Stockholders. **

10.13	Form of Letter Agreement between the Registrant and Christopher Bogart. **

10.14	Form of Letter Agreement between the Registrant and Elizabeth O’Connell. **

10.15	Form of Letter Agreement between the Registrant and Nir Tarlovsky. **

10.16	Form of Letter Agreement between the Registrant and Shraga Brosh. **

10.17	Form of Letter Agreement between the Registrant and Gerhard Weisschädel. **

10.18	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC regarding repurchase and retirement of shares of common stock.**

10.19	Form of Supplemental Warrant Purchase Agreement among the Registrant and the existing Stockholders. **

14	Code of Ethics. **

23.1	Consent of Eisner LLP.

24.1	Power of Attorney (included on the signature pages of this Registration Statement). **

99.1	Amended and Restated Audit Committee Charter.

**Previously filed.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the ____ of February, 2007.

CHURCHILL VENTURES LTD.
By: /s/ Itzhak Fisher
Itzhak Fisher
Chairman
(Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Itzhak Fisher	Chairman and Director	February __, 2007
Itzhak Fisher	(Principal Executive Officer)
	Chief Financial Officer, Secretary and Director	February __, 2007
*	(Principal Financial and Accounting Officer)
Elizabeth O’Connell
*	Chief Executive Officer and Director	February __, 2007
Christopher Bogart
*	Executive Vice President and Director	February __, 2007
Nir Tarlovsky
*	Director	February __, 2007
Shraga Brosh
*	Director	February __, 2007
Gerhard Weisschädel

_______
*	Signed by Itzhak Fisher pursuant to a power of attorney signed by each individual on July 12, 2006, and filed with the Registration Statement on July 13, 2006.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.
3.1	Third Amended and Restated Certificate of Incorporation of the Registrant.
3.2	By-laws of the Registrant.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate. **
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Reitler Brown & Rosenblatt LLC.**
10.1	Form of Letter Agreement between the Registrant and Itzhak Fisher.**
10.2	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC.**
10.3	Form of Letter Agreement between the Registrant and Thomas Baxter.**
10.4	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Churchill Capital Partners
LLC and the Registrant. **
10.5	Amended and Restated Subscription Agreement, dated as July 6, 2006, between Tom Baxter and the
Registrant. **
10.6	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Shraga Brosh and the
Registrant. **
10.7	Amended and Restated Subscription Agreement, dated as of July 6, 2006, between Gerhard Weisschädel and the Registrant. **
10.8	Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant.
10.9	Letter Agreement between Churchill Capital Partners LLC and Registrant regarding administrative support.**
10.10	Promissory Note, dated July 6, 2006 in the principal amount of $240,000 issued by the Registrant to
Churchill Capital Partners LLC. **
10.11	Form of Registration Rights Agreement among the Registrant and the existing Stockholders.**
10.12	Form of Warrant Purchase Agreement among the Registrant and the existing Stockholders. **
10.13	Form of Letter Agreement between the Registrant and Christopher Bogart.**
10.14	Form of Letter Agreement between the Registrant and Elizabeth O’Connell.**
10.15	Form of Letter Agreement between the Registrant and Nir Tarlovsky.**
10.16	Form of Letter Agreement between the Registrant and Shraga Brosh.**
10.17	Form of Letter Agreement between the Registrant and Gerhard Weisschädel**
10.18	Form of Letter Agreement between the Registrant and Churchill Capital Partners LLC regarding repurchase and retirement of shares of common stock.**
10.19	Form of Supplemental Warrant Purchase Agreement among the Registrant and the existing Stockholders.
14	Code of Ethics.**
23.1	Consent of Eisner LLP.
24.1	Power of Attorney (included on the signature pages of this Registration Statement). **
99.1	Amended and Restated Audit Committee Charter.

________
**Previously filed.